AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL __, 2004
                                        REGISTRATION STATEMENT NO. 333-________

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________
                                    FORM SB-2
                                 ______________
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ______________
                            AMERICAN WATER STAR, INC.
                 (Name of small business issuer in its charter)
                                 ______________

              NEVADA                                  2080                            87-0636498
      (State or Jurisdiction              (Primary Standard Industrial               (IRS Employer
 of Incorporation or organization)         Classification Code Number)            Identification No.)

               4560 S. DECATUR, SUITE 301, LAS VEGAS, NEVADA 89103
                                 (702) 740-7036
          (Address and telephone number of principal executive offices and principal place of business)

                                  Roger Mohlman
                            American Water Star, Inc.
               4560 S. Decatur, Suite 301, Las Vegas, Nevada 89103
            (Name, address and telephone number of agent for service)
                                 ______________
       Approximate date of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the selling stockholders shall determine.

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                    CALCULATION OF REGISTRATION FEE
==============================================================================================================================
  TITLE OF EACH CLASS OF             AMOUNT        PROPOSED MAXIMUM      PROPOSED MAXIMUM AGGREGATE  AMOUNT OF REGISTRATION
SECURITIES TO BE REGISTERED     TO BE REGISTERED    OFFERING PRICE             OFFERING PRICE                 FEE
                                                     PER SHARE(1)
------------------------------------------------------------------------------------------------------------------------------
  Common stock, .0001 par      38,644,390 shares (2)            $1.83                 $70,719,233.70              $8,960.13
  value
==============================================================================================================================

(1) Estimated solely for purposes of calculating amount of registration fee pursuant to Rule 457(c) of the Securities Act of 1933. (2) The shares of common stock being registered consist of (i) 8,888,892 February Shares; (ii) 4,444,442 shares underlying the Unit Warrants; and (iii) 4,444,446 underlying the Green Shoe Warrants; (iv) 17,078,547 shares of common stock; and (v) 3,791,063 shares of common stock underlying certain other options or warrants. See "Prospectus Summary" on page __ for these defined terms.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



===============================================================================

                            AMERICAN WATER STAR, INC.
                              CROSS-REFERENCE SHEET


           [REFERENCING ITEMS IN PART I OF FORM SB-2 TO THE PROSPECTUS

                      Item No. and Caption                                    Heading in Prospectus
     -------------------------------------------------------   -----------------------------------------------------
1.   Forepart of the Registration Statement and Outside        Outside Front Cover Page
     Front Cover Page of Prospectus
2.   Inside Front and Outside Back Cover Pages of              Inside Front and Outside Back Cover
     Prospectus
3.   Summary Information and Risk Factors                      Prospectus Summary; Risk Factors
4.   Use of Proceeds                                           Use of Proceeds
5.   Determination of Offering Price                           Outside Front Cover page
6.   Dilution                                                  Not Applicable
7.   Selling Security Holders                                  Selling Stockholders
8.   Plan of Distribution                                      Plan of Distribution
9.   Legal Proceedings                                         Litigation
10.  Directors, Executive Officers, Promoters and Control      Management
     Persons
11.  Security Ownership of Certain Beneficial Owners and       Security Ownership of Certain Beneficial Owners and
     Management                                                Management
12.  Description of Securities                                 Description of Capital Stock
13.  Interest of Named Experts and Counsel                     Legal Matters; Experts
14.  Disclosure of Commission Position on Indemnification      Indemnification
     for Securities Act Liabilities
15.  Organization Within Last Five Years                       Description of Business
16.  Description of Business                                   Description of Business
17.  Management's Discussion and Analysis or Plan of           Management's Discussion and Analysis or Plan of
     Operation                                                 Operation
18.  Description of Property                                   Description of Business
19.  Certain Relationships and Related Transactions            Related Party Transactions
20.  Market for Common Equity and Related Stockholder          Risk Factors; Price Range of Common Stock; Selling
     Matters                                                   Stockholders
21.  Executive Compensation                                    Management
22.  Financial Statements                                      Financial Statements
23.  Changes In and Disagreements With Accountants on          Changes in and Disagreements with Accountants on
     Accounting and Financial Disclosure                       Accounting and Financial Disclosure

The information in this preliminary Prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL __, 2004

                                     SHARES
                            AMERICAN WATER STAR, INC.

                                  COMMON STOCK


                                 ______________


       This Prospectus relates to the pubic offering of 38,644,390 shares of our common stock, .0001 par value. These shares may be offered and sold from time to time by the selling stockholders named herein. We will bear the costs relating to the registration of these shares.

       The selling stockholders may offer their common stock through public or private transactions at prevailing prices or at privately negotiated prices. The selling stockholders may include pledgees, donees, transferees, or other successors in interest. The selling stockholders will pay any sales commissions incurred in connection with the sale of shares through this Prospectus.

       Our shares are quoted on the OTC Bulletin Board and on the Pink Sheets under the symbol "AMWS." The closing price of the shares as quoted on the OTC Bulletin Board and on the Pink Sheets on April 29, 2004 was $1.74 per share.

                                 ______________


       YOU SHOULD CAREFULLY CONSIDER "RISK FACTORS" BEGINNING ON PAGE __ FOR IMPORTANT INFORMATION YOU SHOULD CONSIDER WHEN DETERMINING WHETHER TO INVEST IN OUR COMMON STOCK.

                                 ______________


       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                            ______________

THE DATE OF THIS PROSPECTUS IS ___________________, 2004

                                EXPLANATORY NOTES

       We have not authorized anyone to provide you with information or to represent anything not contained in this Prospectus. You must not rely on any unauthorized information or representations. The selling stockholders are offering to sell, and seeking offers to buy, only the shares of common stock covered by this Prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Prospectus is current only as of its date, regardless of the time of delivery of this Prospectus or of any sale of the shares. You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

       In this Prospectus, the words "Company," "we," "our," "ours" and "us" refer only to American Water Star, Inc. and its subsidiaries (unless indicated otherwise), and not to any of the selling stockholders. The following summary contains basic information about this offering. It likely does not contain all of the information that is important to you. You should read carefully this entire Prospectus, including the financial information and related notes, as well as the documents we have incorporated by reference into this Prospectus before making an investment decision.

                                TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                            ---------
Prospectus Summary.........................................................................................3
Risk Factors...............................................................................................
Forward-Looking Statements.................................................................................
Use of Proceeds............................................................................................
Dividend Policy............................................................................................
Capitalization.............................................................................................
Price Range of Common Stock................................................................................
Management's Discussion and Analysis of Plan of Operation..................................................
Description of Business....................................................................................
Management.................................................................................................
Indemnification............................................................................................
Related Party Transactions.................................................................................
Security Ownership of Certain Beneficial Owners and Management.............................................
Description of Capital Stock...............................................................................
Selling Stockholders.......................................................................................
Plan of Distribution.......................................................................................
Litigation.................................................................................................
Legal Matters..............................................................................................
Experts....................................................................................................
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Where You Can Find More Information........................................................................
Index to Consolidated financial Statements.................................................................


       Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters.

                               PROSPECTUS SUMMARY

       This summary highlights selected information contained elsewhere in this Prospectus. You should read the entire Prospectus carefully, including "Risk Factors" beginning on page and the financial data and related notes, included elsewhere in this Prospectus, before making an investment decision.


Summary On February 18, 2004, we consummated the issuance of 8,888,892 newly-issued shares ("February Shares") of our common stock, warrants ("Unit Warrants") to purchase 4,444,442 newly-issued shares of our common stock, and warrants ("Green Shoe Warrants"; together with the Unit Warrants, the "Warrants") to purchase 4,444,446 newly-issued shares of our common stock, resulting in $8,000,000 of gross proceeds, prior to the exercise of the warrants. Of this amount, $4,000,000 is being held in escrow pending the filing of this registration statement. For a more detailed discussion regarding such transaction, see the discussion under the heading "Plan of Distribution" beginning on page ____. We have also issued an aggregate of 17,078,547 additional shares of our common stock and granted an aggregate of 3,791,063 warrants and options that remain unexercised for the purchase of our common stock in connection with various financing transactions.

                          We are registering 17,777,780 shares of our common stock, consisting of the February Shares, the shares underlying the Unit Warrants, and the shares underlying the Green Shoe Warrants and 20,869,610 additional shares of our common stock, which also includes 3,791,063 shares underlying those various warrants and options, all for sale by the selling stockholders identified under the heading "Selling Stockholders" beginning on page _____. The number of shares subject to this Prospectus represents ____% of our issued and outstanding common stock as of _______, 2004, and ____% after issuance of all currently unissued shares included in this Prospectus.

Description               of Business American Water Star, Inc., with its
                          principal executive offices located at 4560 S.
                          Decatur, Suite 301, Las Vegas, Nevada 89103, operates as a holding company of entities and brands engaged in the beverage industry. Our telephone number is (702)
                          740-7036.

Common Stock Outstanding There are 75,945,424 shares of common stock issued and outstanding as of April 13, 2004. For a more detailed discussion about our common stock, see the discussion under the heading "Description of Capital Stock" beginning on page .

Use of Proceeds We will not receive any proceeds from the resale of any of the shares being registered on behalf of the selling stockholders. We will receive the exercise price upon exercise of the Warrants included in this Prospectus.

                          We used the proceeds received from the sale of the February Shares and the Other Shares for general corporate purposes. We expect to use the balance of $4,000,000, which is currently held in escrow, and any proceeds from the exercise of the Warrants, also for general corporate purposes.

Risk Factors Purchase of our common stock involves a high degree of risk. You should read and carefully consider the information set forth under "Risk Factors" beginning on page and the information contained elsewhere in this Prospectus.

Forward Looking           The discussion in this Prospectus contains
Statement                 forward-looking that involve Statements risks and
                          uncertainties. Actual results could differ materially from those discussed in this Prospectus. See
                          "Forward-Looking Statements" beginning on page .

Selected Financial        The following selected consolidated financial data
Information               has been derived from our financial statements. Our
                          financial statements for the period beginning August
                          20, 2002 (inception) through December 31, 2002 have been audited by Weinberg & Company, P.A. Our financial statements for the year ended December 31, 2003 have been audited by Kelly & Company. Our financial statements are included in this Prospectus and the information below is qualified by reference to such financial statements and the report on those financial statements.


                                                                  -----------------------------------------------
                                                                                              AUGUST 20, 2002
                                                                                                (INCEPTION)
                                                                    FOR THE YEAR ENDED              TO
                                                                    DECEMBER 31, 2003        DECEMBER 31, 2002
                                                                  -----------------------  ----------------------
STATEMENT OF OPERATIONS DATA:
Sales.........................................................          $2,664,088              $458,152
Loss from operations..........................................         $(6,075,053)            $(577,299)
Net loss......................................................         $(6,326,270)            $(577,299)

                                                                                         DECEMBER 31,
                                                                               ---------------------------------
                                                                                    2003              2002
                                                                               ----------------  ---------------
BALANCE SHEET DATA:
Cash and cash equivalents...................................................      $721,396          $85,990
Working capital.............................................................     $2,525,162         $558,658
Total assets................................................................     $7,526,035        $7,156,213
Shareholders' equity........................................................     $6,276,896        $6,244,741

                                  RISK FACTORS

         An investment in our common stock is highly speculative and involves a high degree of risk. Our common stock should be purchased only by persons who can afford the loss of their entire investment. You should consider carefully the following risks, along with the other information contained in this Prospectus and in our periodic reports as filed with the Commission. The risks and uncertainties described below are not the only ones that may affect us, as a company, and you, if you become one of our stockholders. Additional risks and uncertainties also may adversely affect our business and operations. If any of the following events actually occurs, our business, financial condition and results of operations, and prospects could be materially adversely affected. Thus, in addition to other information set forth in this Prospectus, the following factors should be considered carefully in evaluating your decision to purchase our common stock.

FORWARD-LOOKING STATEMENTS

         We have included forward-looking statements in this Prospectus. This Prospectus contains forward-looking statements and information that are based on management's belief and assumptions, as well as information currently available to management. When used in this document, the words "anticipate," "assume," "estimate," "expect," and similar expressions are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give you any assurance that such expectations will prove to be correct. These statements are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results will vary materially from those anticipated, estimated, or expected. Among the key factors that may have a direct bearing on our operating results are fluctuations in the economy, the degree and nature of competition and the maintenance of sufficient profit margins, the acceptance of, and continued demand for, our products, our ability to develop, commercialize, and generate significant revenues from the sales of new products, and the challenges in recruiting additional technical and sales and marketing personnel.

RISKS RELATING TO OUR BUSINESS AND OUR MARKETPLACE

We are a relatively young company with a minimal operating history. As a result, it is difficult to evaluate our business and prospects. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment. Since our reorganization in 2002 and our change of business direction, we have brought a number of recognized brands to market and generated revenues from operations. However, our future operating results will depend on many factors, including the ability to generate sustained and increased demand and acceptance of our products, the level of our competition, and our ability to attract and maintain key management and employees. While management believes its estimates of projected occurrences and events are within the timetable of its business plan, there can be no guarantees or assurances that the results anticipated will occur.

We have not achieved profitability on an annual basis and expect to continue to incur net losses in future quarters. If we do not achieve profitability, our business may not grow or continue to operate. In order to become profitable, we must increase our revenues or decrease expenses. We may not be able to increase or even maintain our revenues, and we may not achieve sufficient revenues or profitability in any future period. We recorded a net loss of $6,326,270 for the year ended December 31, 2003. We had an accumulated deficit of $6,903,569 as of December 31, 2003, and we could incur net losses for the foreseeable future. We will need to generate additional revenues from the sales of our products or take steps to reduce operating costs to achieve and maintain profitability. Even if we are able to increase revenues, we may experience price competition that will lower our gross margins and our profitability. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis.

We may require additional funds to operate in accordance with our business plan. We may not be able to obtain the additional funds that we may require. We do not presently have adequate cash from operations or financing activities to meet either our short-term or long-term needs. Our operations have been financed to date through debt and sales of our equity. We believe that the proceeds generated by the recent sale of our securities resulting in approximately $8 million in gross proceeds ($4 million of which have been received by the Company and the balance of the remaining $4 million to be received by the Company within five days of the filing of a registration statement, of which this Prospectus is a part), together with estimated cash flow from operations that we have assumed that the Company will generate, will be sufficient to satisfy our contemplated cash requirements for our current proposed plans and assumptions relating to our operations for a period of 12 months. If unanticipated expenses, problems, and unforeseen business difficulties occur, which result in material delays, we will not be able to operate within our budget. If we do not achieve our internally projected sales revenues and earnings, we will not be able to operate within our budget. If we do not operate within our budget, we will require additional funds to continue our business. If we are unsuccessful in obtaining those funds, we cannot assure you of our ability to generate positive returns to the Company. Further, we may not be able to obtain the additional funds that we may require on terms acceptable to us, if at all. We do not currently have any established, third-party bank credit arrangements. If the additional funds that we may require are not available to us, we may be required to curtail significantly or to eliminate some or all of our development, manufacturing, or sales and marketing programs. If we need additional funds, we may seek to obtain them primarily through stock or debt financings. Such additional financing, if available on terms and schedules acceptable to us, if available at all, could result in dilution to our current stockholders and to you. We may also attempt to obtain funds through arrangements with corporate partners or others. Those types of arrangement may require us to relinquish certain rights to our intellectual property or resulting products.

If we acquire additional companies or products in the future, they could prove difficult to integrate, disrupt our business, dilute stockholder value or adversely affect our operating results. We anticipate that we will make other investments in complementary companies or products. We may not realize the anticipated benefits of any such acquisition or investment. The success of our acquisition program will depend on our ability to overcome substantial obstacles, such as the availability of acquisition candidates, our ability to compete successfully with other acquirers seeking similar acquisition candidates, the availability of funds to finance acquisitions and the availability of management resources to oversee the operation of acquired businesses. Furthermore, we may have to incur debt or issue equity securities to pay for any future acquisitions or investments, the issuance of which could be dilutive to us or our existing stockholders. In addition, our profitability may suffer because of acquisition-related costs or future impairment costs for acquired goodwill and other intangible assets. We have limited resources and we can offer no assurance that we will succeed in consummating any acquisitions or that we will be able to integrate and manage any acquisitions successfully. We have no present commitments, understandings or plans to acquire other complementary companies or products.

We will depend upon a limited number of key personnel. We will be largely dependent on Roger Mohlman for specific proprietary technical knowledge and specialized market knowledge. Our intellectual property and our ability to successfully market and distribute our products may be at risk from unanticipated accident, injury, illness, incapacitation, or death of Mr.

Mohlman. Upon such an occurrence, unforeseen expenses, delays, losses, and difficulties may be encountered. Our success also may depend on our ability to attract and retain other qualified management and sales and marketing personnel. We compete for such persons with other companies and other organizations, some of which have substantially greater capital resources than we. We cannot give you any assurance that we will be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable us to conduct our business.

Increases in prices of raw materials used in our operations could adversely effect our financial position. We are dependent upon a ready supply of raw materials. The prices for these materials are determined by the market, and may change at any time. Furthermore, we are not engaged in any purchase agreements with our suppliers which provide for mechanisms alleviating price fluctuations of raw materials. Therefore, increases in prices for any of these raw materials could have a material adverse impact on our financial position. The loss of a supplier could disrupt our operations and the time to effect a change to a new supplier could adversely impact our business in the short term should a change become necessary. See "Description of Business - Sources And Availability Of Raw Materials" on page __ of this Prospectus.

We have entered into bottling and distributorship arrangements in various key markets and the termination of our relationship with any of these parties for any reason may adversely affect our results of operations in those markets and our results of operations and business prospects as a whole. We have agreements with third parties to bottle and distribute our products in various markets. A change in these relationships could seriously interrupt our business in those areas in both the long- and short-term.

We rely on the performance of wholesale distributors for the success of our business. We sell our products principally to wholesalers for resale to retail outlets. The replacement or poor performance of our major wholesalers or our inability to collect accounts receivable from our major wholesalers could materially and adversely affect our results of operations and financial condition. In addition, wholesalers and retailers of our products offer products which compete directly with our products for retail shelf space and consumer purchases. Accordingly, there is a risk that these wholesalers or retailers may give higher priority to products of our competitors. In the future, our wholesalers and retailers may not continue to purchase our products or provide our products with adequate levels of promotional support.

We may encounter production and cost problems as we begin production of our own beverages. Through December 31, 2003, all of our products had been produced by third-party bottling plants. In January of 2004, we commenced a program to operate our own bottling plants. The first of these plants, to be located in Jacksonville, Florida, is currently expected to start bottling our products in the second quarter of 2004. As we begin to produce our beverages, we anticipate that reliance on third party suppliers would decrease. However, we may experience cost and production problems. In addition, in the event that sales of our products increase dramatically, we cannot provide any assurance that we would have sufficient production capacity or that we would be able to fully use our production capacity as a matter of economics. Therefore, despite the commencement of our bottling program, the loss of our third-party suppliers or service providers could have a material adverse effect on our operations and financial results. See "Description of Business - Dependence On Third-Parties" on page __ of this Prospectus. If, for any reason, we are unable to obtain supplies at commercially reasonable cost within the requisite time frame, we could experience significant delays and cost increases. In addition, we may lose customers as a result of our failure to meet their demand.

If we cannot effectively manage our growth, we may incur substantial losses. Any dramatic growth in our business could place a substantial burden on our production capacity and administrative resources. Businesses, which grow rapidly, often have difficulty managing their growth. We have limited management depth, and we will have to employ experienced executives and key employees capable of providing the necessary support. We may be unable to do so and our management may not be able to manage our growth effectively or successfully. Rapid growth can often put a strain on management, financial, and operational resources of a company. In addition, we would likely need to enhance our operational systems and personnel procedures. Our failure to meet these challenges could cause our efforts to expand operations to prove unsuccessful and cause us to incur substantial operating losses.

The bottled water industry is regulated at both the state and federal level. If we are unable to comply with applicable regulations and standards in any jurisdiction, we might not be able to sell our products in that jurisdiction, and our business could be seriously harmed. The United Stated Food and Drug Administration ("FDA") regulates bottled water as a food. Our bottled water must meet FDA requirements of safety for human consumption, labeling, processing and distribution under sanitary conditions and production in accordance with the FDA "good manufacturing practices." In addition, all drinking water must meet Environmental Protection Agency standards established under the Safe Drinking Water Act for mineral and chemical concentration and drinking water quality and treatment which are enforced by the FDA. We also must meet state regulations in a variety of areas. These regulations set standards for approved water sources and the information that must be provided and the basis on which any therapeutic claims for water may be made. Failure to comply with such laws and regulations could result in fines against us, a temporary shutdown of production, recalls of the product, loss of certification to market the product or, even in the absence of governmental action, loss of revenue as a result of adverse market reaction to negative publicity. Any such event could have a material adverse effect on our business. We cannot assure you that we have been or will at all times be in compliance with all regulatory requirements or that we will not incur material costs or liabilities in connection with regulatory requirements. See "Description of Business - Governmental Regulation" on page __ of this Prospectus.

We may incur material losses as a result of product recall and product liability. We may be liable if the consumption of any of our products causes injury, illness or death. We also may be required to recall some of our products if they become contaminated or are damaged or mislabeled. A significant product liability judgment against us or a widespread product recall could have a material adverse effect on our business, financial condition and results of operations. The government may adopt regulations that could increase our costs or our liabilities.

Litigation and publicity concerning product quality, health and other issues may cause consumers to avoid our products and may result in liabilities. Litigation and complaints from consumers or government authorities resulting from beverage and food quality, illness, injury and other health concerns or other issues may affect our industry. More specifically, we may be the subject of class action or other litigation relating to these allegations. Any litigation or adverse publicity surrounding any of these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging consumers from buying our products. In addition, litigation could result in a judgment for significant damages against us. We could also incur significant litigation costs and the diversion of management time as a result of a lawsuit or claim regardless of the result.

We carry limited product liability insurance. The packaging and distribution of beverages can lead to product liability claims, including liability due to the presence of contaminants in its products. We maintain insurance coverage against the risk of product liability and product recall. However, the amount of the insurance we carry is limited, the insurance is subject to certain exclusions and may or may not be adequate. In addition to direct losses resulting from product liability and product recall, we may suffer adverse publicity and damage to our reputation in the event of contamination which could have a material adverse effect on sales and profitability.

We may be unable to compete successfully in the highly competitive beverage industry. The beverage industry is highly competitive. Our products are sold in competition with all liquid refreshments. There can be no assurance that we will be able to compete successfully. Many of our competitors have far greater financial, operational and marketing resources and more established proprietary trademarks and distribution networks than we do. Furthermore, the beverage industry is characterized by rapid changes, including changes in consumer tastes and preferences, which may result in product obsolescence or short product life cycles. As a result, competitors may be developing products of which we are unaware which may be similar or superior to our products. Accordingly, there is no assurance that we will be able to compete successfully or that our competitors or future competitors will not develop products that render our products less marketable. See "Description of Business - Competition" on page __ of this Prospectus.

If we do not successfully anticipate changes in consumer preferences and tastes, sales of our products could be adversely affected. Our portfolio currently consists of four branded beverages in a variety of flavors. Maintaining our competitive position depends on our continued ability to offer products that have a strong appeal to consumers. Consumer preferences may shift due to a variety of factors, including changes in demographic and social trends, the availability and appeal of alternative beverages or packaging as well as general economic conditions. Any significant shift in consumer preferences coupled with our failure to anticipate and react to such changes could reduce the demand for certain products in our portfolio resulting in reduced sales or harm to the image of our brands. No assurance can be given that consumer demand for fruit flavored waters will exist, grow or will not diminish in the future.

We may not be able to develop successful new beverage products which are important to our growth. Part of our strategy is to increase our sales through the development of new beverage products. We cannot assure you that we will be able to develop, market, and distribute future beverage products that will enjoy market acceptance. The failure to develop new beverage products that gain market acceptance could have an adverse impact on our growth and materially adversely affect our financial condition.

Our sales are seasonal. The beverage industry generally experiences its highest sales by volume during the spring and summer months and its lowest sales by volume during the winter months. As a result, our working capital requirements and cash flow vary substantially throughout the year. Consumer demand for our products is affected by weather conditions. Cool, wet spring or summer weather could result in decreased sales of our products and could have an adverse effect on our financial position. Additionally, due to the seasonality of the industry, results from any one or more quarters are not necessarily indicative of annual results or continuing trends.

We depend upon our trademarks and proprietary rights, and any failure to protect our intellectual property rights or any claims that we are infringing upon the rights of others may adversely affect our competitive position. Our success depends, in large part, on our ability to protect our current and future brands and products and to defend our intellectual property rights. We cannot be sure that trademarks will be issued with respect to any future trademark applications or that our competitors will not challenge, invalidate or circumvent any existing or future trademarks issued to, or licensed by, us. See "Description of Business - Copyrights, Trademarks and Licenses" and "Legal Proceedings" on pages __ and __ of this Prospectus, respectively.
Our trade secret protection may be insufficient to protect our intellectual property. We have attempted to protect our intellectual property. We have been, and will continue to be, required to disclose our trade secrets and proprietary intellectual property not only to our employees and consultants, but also to potential corporate partners, collaborators, and contract manufacturers. In those circumstances, we use our best efforts to obtain adequate assurance of the confidential treatment of the disclosed information. However, we cannot give you any assurance that any confidentiality agreements that we may enter into with such persons will not be breached, that we would have adequate remedies for any breach, or that our trade secrets and proprietary intellectual property will not otherwise become known or be independently discovered by competitors. We believe that our competitors, many of whom are more established, and have greater financial and personnel resources than we, may be able to replicate our processes, brands, flavors, or unique market segment products in a manner that could circumvent our protective safeguards. Therefore, we cannot give you any assurance that our confidential business information will remain proprietary.

         We are subject to SEC regulations. Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and other trading market rules, are creating uncertainty for public companies. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest appropriate resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

RISKS RELATING TO OUR COMMON STOCK

         There is a limited current public market for our common stock. Although our common stock is quoted on the OTC Bulletin Board and in the Pink Sheets, historically, there has been a limited volume of sales, thus providing limited liquidity in the market for our common stock and greater potential price volatility for our common stock. This is not unique to our common stock; it is the case for many issuers whose securities are quoted on the OTC Bulletin Board or in the Pink Sheets. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility. As a result of the foregoing, our stockholders may be unable to liquidate their shares in the volumes, on the schedule, or for the price that they would like.

A significant number of shares of our common stock may be sold into the market. Sales of a substantial number of shares of our common stock within any narrow period of time, or the potential for those sales even if they do not actually occur, could reduce the market price of our common stock unless and until we achieve revenue growth or cost savings and other business economies sufficient to offset the effect of this issuance. We cannot assure you that we will achieve revenue growth, cost savings or other business economies. In addition, your percentage of ownership and voting power, and the price of our common stock may decrease because we may issue a substantial number of shares of common stock, or securities convertible or exercisable into our common stock. We may also issue additional warrants and options to purchase shares of our common stock. These future issuances could be at values substantially below the price paid for our common stock by current stockholders. We may conduct additional future offerings of our common stock, preferred stock, or other securities with rights to convert the securities into shares of our common stock, which may result in a decrease in the value or market price of our common stock.

         We are not required to meet or maintain any listing standards for our common stock to be quoted on the OTC Bulletin Board or in the Pink Sheets, which could affect our stockholders' ability to access trading information about our common stock. The OTC Bulletin Board and the Pink Sheets are each separate and distinct from the Nasdaq Stock Market and any national stock exchange, such as the New York Stock Exchange or the American Stock Exchange. Although the OTC Bulletin Board is a regulated quotation service operated by the National Association of Securities Dealers, Inc., that displays real-time quotes, last sale prices, and volume information in over-the-counter ("OTC") equity securities like our common stock, and although Pink Sheets' Electronic Quotation Service is an Internet-based, real-time quotation service for OTC equities for market makers and brokers that provides pricing and financial information for the OTC securities markets, we are not required to meet or maintain any qualitative or quantitative standards for our common stock to be quoted on either the OTC Bulletin Board or the Pink Sheets. Our common stock does not presently meet the minimum listing standards for listing on the Nasdaq Stock Market or any national securities exchange, which could affect our stockholders' ability to access trading information about our common stock.

         The directors and executive officers may remain in control following the closing of this offering. Currently, our directors and executive officers beneficially own approximately 44.31% of our common stock. Accordingly, these persons, as a group, will be able to exert significant influence over the direction of our affairs and business, including any determination with respect to our acquisition or disposition of assets, future issuances of common stock or other securities, and the election or removal of directors. Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the Company or cause the market price of our stock to decline. Notwithstanding the exercise of their fiduciary duties by the directors and executive officers and any duties that such other stockholder may have to us or our other stockholders in general, these persons may have interests different than yours.

         Our common stock is subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00 per share. The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that, prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

         We do not expect to pay dividends for the foreseeable future. For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of our common stock.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of common stock offered by this Prospectus, nor will such proceeds be available for our use or benefit. Accordingly, our stockholders will not suffer any dilution through the sale of the common stock offered by this Prospectus.

         We will receive proceeds from the exercise of the Warrants, which proceeds would be used for general purposes. The Unit Warrants and the Green Shoe Warrants represent a potential $7.3 million and $5.6 million in additional proceeds, respectively, and the additional warrants and options whose underlying shares are being registered represent a further potential $____, although we cannot provide any assurance that any of such securities will be exercised and, if exercised, the amount of dilution, if any, to our stockholders as of such date.

                                 DIVIDEND POLICY

       We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and do not anticipate paying any cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends based on our financial condition, results of operation, capital requirements, contractual obligations and other relevant factors.

                                 CAPITALIZATION

       The following table sets forth our capitalization on December 31, 2003.


                                                                    AUTHORIZED                   OUTSTANDING
                                                             -------------------------    --------------------------
Common stock............................................                  150,000,000                     $   6,327
Paid-in capital.........................................                                                 13,812,021
Unearned consulting services                                                                              (637,883)
Accumulated deficit.....................................                                                (6,903,569)
                                                                                          --------------------------
Total stockholders' equity..............................                                                $ 6,276,896
                                                                                          ==========================


                           PRICE RANGE OF COMMON STOCK

         Our common stock began being quoted on the OTC Bulletin Board in December 2000, and currently is quoted on the OTC Bulletin board and on the Pink Sheets under the symbol "AMWS." The following table sets forth, for the periods indicated, quotations for the high and low closing bid prices for our common stock for each quarter within the last two fiscal years. The source of this information is as reported by the National Association of Securities Dealers composite feed or other qualified inter-dealer quotation medium as compiled by Pink Sheets, LLC. These quotations reflect inter-dealer prices, without retail mark-up, markdown, or commission and may not represent actual transactions.

                                               HIGH                      LOW
                                               ----                      ---
1st Quarter 2002                               $4.21                    $0.84
2nd Quarter 2002                               $1.62                    $0.60
3rd Quarter 2002                               $0.41                    $0.15
4th Quarter 2002                               $0.32                    $0.22
1st Quarter 2003                               $0.40                    $0.17
2nd Quarter 2003                               $0.29                    $0.12
3rd Quarter 2003                               $0.78                    $0.13
4th Quarter 2003                               $1.35                    $0.75

         As of April 13, 2004, there were 738 holders of record of the Company's common stock. This number of holders of record does not include beneficial owners of the Company's common stock, whose shares are held in the names of various security holders, dealers, and clearing agencies. The Company believes that the number of beneficial owners of its common stock held by others or in nominee names exceeds 800 in number.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

         This Prospectus contains forward-looking statements. Actual results and events could differ materially from those projected, anticipated, or implicit, in the forward-looking statements as a result of the risk factors set forth below and elsewhere herein.

         The Private Securities Litigation Reform Act of 1995 (the "Reform Act") provides a safe harbor for forward-looking statements made by or on behalf of the Company. We and our representatives may from time to time make written or oral forward-looking statements, including statements contained in this Prospectus and other filings with the Commission and in reports to stockholders and announcements. Certain statements made in this Prospectus may constitute forward-looking statements (within the meaning of Section 27.A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21.E of the Securities Exchange Act of 1934, as amended ("Exchange Act")) regarding the expectations of management with respect to revenues, profitability, adequacy of funds from operations and our existing credit facility, among other things. All statements that address operating performance, events or developments that our management expects or anticipates will or may occur in the future including statements related to new products, volume growth, revenues, profitability, adequacy of funds from operations, and/or our existing credit facilities, earnings per share growth, statements expressing general optimism about future operating results and non-historical information, are forward-looking statements within the meaning of the Reform Act.

         These statements are qualified by their terms and/or important factors, many of which are outside our control, involve a number of risks, uncertainties and other factors, that could cause actual results and events to differ materially from the statements made including, but not limited to, the following:

         o        Unexpected delays in completion of bottling facilities
         o        Inability of co-packers to meet production requirements
         o        Interruption of critical packaging materials and/or flavorings
         o        Slower than anticipated sales of our products
         o        Increased competition
         o        Greater than expected promotion costs and slotting fees

         The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein. All references to 2003 represent the year ended December 31, 2003. All references to 2002 represent the period from August 20, 2002 (inception) to December 31, 2002.

BUSINESS OVERVIEW

         We develop, market, sell, and distribute four branded beverages:
Hawaiian Tropic, Geyser Fruit, Geyser Sport, and Geyser Fruta. Our products are orientated to the health conscious consumer looking for an alternative to products containing high sugar and caffeine levels. Our customers include single and multi-store retail operations, governmental agencies, and distributors who in turn sell to retail stores, convenience stores, schools and other outlets.

         During 2003, we had negative cash flow from operations of $1,697,198 and in 2002 we had negative cash flow from operations of $419,734. During 2003, we raised $1,952,623 from the sale of common stock, which exceeded cash used in operations.

         The level of operating expenses for 2003 have exceeded the gross profit generated on our sales due in large part to costs associated with developing the infrastructure necessary to support our expected sales growth and $2,159,000 of product used in slotting and other promotional activities. Management plans to use aggressive sales promotions, primarily consisting of offering free samples at retail locations, to increase sales of our products. The success of this strategy is evidenced by the initial order for our products from a large national retail organization delivered in April 2004 totaling $600,000. We expect to continue to obtain new customers for our products in 2004 that would provide for a significant increase in sales compared to the sales levels recorded in 2003.

         We have experienced sales growth in 2003 and we will continue our strategy that we adopted at the beginning of 2003. We believe that we have good products, that our business plan is sound, and that we have sufficient resources to implement our plan. During 2003, we benefited from contributions of cash and assets from management and stockholders. In the first quarter of 2004, we raised net proceeds of approximately $7.0 million through the sale of the Shares and the Warrants. Of this amount, approximately $3.5 million is expected to be received in the second quarter of 2004 pending the filing of a registration statement covering the Shares and the shares underlying the Warrants.

         Our actual results could be materially different from the results described or anticipated by our forward-looking statements due to the inherent uncertainty of estimates and projections and may be better or worse than anticipated. Given these uncertainties, you should not rely on forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We expressly disclaim any duty to provide updates to forward-looking statements, and the estimates and assumptions associated with them, after the date of this Prospectus, to reflect changes in circumstances or expectations or the occurrence of unanticipated events except to the extent required by applicable securities laws.

RESULTS OF OPERATIONS

         The comparison of 2003 operations to those in 2002 is not necessarily meaningful as 2002 was not a full year.

NET SALES

         During 2003, we recorded sales of $2,664,088 compared to sales of $458,152 for 2002. We have recorded increased sales on an annualized basis compared to 2002 that reflect the growth of the business. We have two major products: the Hawaiian Tropic brand, with 2003 net sales of approximately $750,000, and Geyser Products, including Geyser Sport, Geyser Fruta, and Geyser Fruit, with 2003 net sales of approximately $1,900,000. Net sales are reduced by sales promotion and slotting fees of $2,159,000. During 2003, we implemented our marketing program, which placed a high priority on market penetration and establishing distribution channels. This program involves aggressive use of promotional products and activities. We believe that the levels of promotional costs are higher than industry averages, but are necessary to be able to achieve our distribution and market penetration goals.

GROSS PROFIT

         Gross profit was $1,012,242 in 2003 compared to gross profit of $197,516 in 2002. Gross profit as a percentage of net sales was 38.0% in 2003, which was lower than gross profit as a percentage of net sales of 43.1% in 2002. The decrease in profit margin reflects increased quantities of slotting and promotional products that were provided to our customers in 2003.

GENERAL AND ADMINISTRATIVE - THIRD PARTIES

         General and administrative expenses - third parties were $3,683,326 in 2003 compared to $753,219 in 2002. These amounts include consulting and legal services for stock of $2,098,525 in 2003 $689,320 in 2002. We used stock as compensation for services as a means to preserve cash. When and if positive cash flow from operations is generated, we anticipate that the use of this strategy will lessen. The balance of these expenses were bad debts of $302,037, professional fees of $466,038, travel costs of $543,098, and accrued officers' compensation of $169,200. We believe that the costs of professional services and bad debt will decrease in future years; however, the travel costs associated with expanding our customer base and production capabilities will continue.

GENERAL AND ADMINISTRATIVE - RELATED PARTIES

         Entities controlled by the former wife of the Company's chairman, chief executive officer, and majority stockholder provided the following services to the Company:

         o        Software acquisition and website maintenance $354,202
         o        Computer hardware and other software acquisition $388,414
         o        Rents on facilities under sublease arrangements $365,250
         o        Leased employee cost $308,098

IMPAIRMENT WRITEDOWN

         At December 31, 2003, we recognized an impairment writedown of our bottling and other equipment. In determining the amount of the impairment, we obtained a valuation from an independent appraiser. The valuation contemplates the orderly sale of this equipment in, and the existence of, a market for this equipment. We do not plan to dispose of this equipment, but rather to use it in our future operations. The amount of the impairment recorded was $1,745,669 for 2003.

DEPRECIATION AND AMORTIZATION

         Depreciation and amortization expense was $376,427 in 2003 compared to depreciation and amortization expense of $21,596 in 2002. The increase reflects additional assets being placed in service.

INTEREST EXPENSE

         Interest expense was $251,217 in 2003 compared to no interest expense in 2002. The increase of $251,217 reflects an interest expense on convertible notes of $74,323, the amortization of a beneficial conversion feature related to the convertible notes of $76,254, and credit facility charges, factoring fees, and other interest of $100,640.

NET LOSS

         Net loss was $6,326,270 for 2003 compared to a net loss of $577,299 for 2002. The increase in net loss reflects the impact of high levels of general and administrative expenses that were incurred in our efforts to build distribution channels and expand our markets.

         In December of 2003, our Board of Directors declared a dividend in the form of all of the common stock of American Distributing and Packaging, Inc ("AD&P"). The distribution of the AD&P shares is expected to occur in 2004. As of December 31, 2003, AD&P had no assets or liabilities and incurred minimal expenses for the year ended December 31, 2003. The anticipated business model for AD&P is not compatible with our current operations and we believe that the divestiture will have no material impact on our future operations.

         Since inception we have recorded losses that would provide a future tax benefit of $2,347,213 as of December 31, 2003. A valuation allowance for the full amount of the tax benefit was established based on the lack of a history of earning pretax income.

LIQUIDITY AND CAPITAL RESOURCES

         As of December 31, 2003 we had working capital of $2,525,162 compared to working capital of $558,658 as of December 31, 2002, an increase of $1,966,504. The increase in working capital was primarily attributable to increased inventory levels and conversions of short-term convertible notes to common stock. During the year ended December 31, 2003, we issued 15,666,934 shares of our common stock to a stockholder and officer of the Company in exchange for inventory having a recorded predecessor cost of $1,253,355. We expect future short-term operations and business expansion to be funded principally by private placements and additional short-term borrowings.

         Net cash used in operating activities in 2003 was $1,697,198 that included a net loss of $6,326,270. This loss was partially offset by a depreciation and amortization expense of $376,427, provision for bad debts of $302,037, and stock issued for services of $2,098,525. We have relied extensively on the issuance of stock as a means to pay for professional services. This strategy allows us to preserve cash that can be used for operations and to develop our distribution network. During 2003 we issued 6,792,023 shares of our common stock for services valued at $2,736,408, of which $2,098,525 was expensed during the year. In 2002 cash used in operations was $419,734. A substantial part of our net loss for this period is related to expenses from the issuance of stock for services.

         Net cash used in investing activities for 2003 was $229,747 and is principally related to the purchase of bottling and other equipment to provide for business expansion in the future. Included in cash used in investing activities are funds issued to third-party bottlers of $30,000.

         Net cash provided by financing activities for 2003 was $2,562,351. Our financing activities have focused on private placements and funding from related parties that manage the Company or have a stockholder interest in the Company. During 2003, we received cash from private placements of $1,952,623, short-term borrowings $146,475, and loans from related parties totaling $463,253. Net cash provided by financing activities for 2002 related to a private placement of $273,619 and a note from a stockholder of $303,763. During the year ended December 31, 2003, we were successful in obtaining financing sources to generate an improvement in our cash position at year end. We intend to continue to pursue financing sources as the primary means of funding our operations.

         Pursuant to a factoring agreement, with recourse against us in the event of a loss, we factor the majority of our receivables, which are assigned on a pre-approved basis. At December 31, 2003, the factoring charge amounted to 0.089% per day (32.5% per annum) between the date of purchase of the receivable and the date of payment by our customer. Our obligations to the factor are collateralized by all of our accounts receivable, inventories, and equipment. In addition, we have an accounts receivable factoring agreement with a related party requiring a 5% transaction fee and a daily usage fee based on an annual percentage rate. The maximum amount to be advanced under this agreement is $4,000,000. Total fees paid under this agreement during 2003 were $49,181.

         Through December 31, 2003, we relied on third party bottlers for the production of our products and did not own manufacturing facilities. We were able to secure a third-party bottling agreements at what we consider very favorable rates by providing bottlers with production equipment. As of December 31, 2003, approximately $755,000 of our bottling equipment is located in the facility of and used by one bottler. In the first quarter of 2004, we acquired an independent bottling company in Florida for cash of $135,000 and 200,000 shares of our common stock. We anticipate placing into this facility bottling equipment with a carrying value of approximately $2.3 million. We expect this facility to be producing our products in the second quarter of 2004.

         We will continue to use our existing co-packers and expect to open other bottling facilities to support our sales growth.

OFF-BALANCE SHEET ARRANGEMENTS

         We have no off-balance sheet arrangements.

APPLICATION OF CRITICAL ACCOUNTING POLICIES AND PRONOUNCEMENTS.

         Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). GAAP requires us to make estimates and assumptions that affect the reported amounts in our consolidated financial statements including various allowances and reserves for accounts receivable and inventories, the estimated lives of long-lived assets and trademarks and trademark licenses as well as claims and contingencies arising out of litigation or other transactions that occur in the normal course of business. The following summarize our most significant accounting and reporting policies and practices:

LONG-LIVED ASSETS

         We review the carrying value of long-lived assets for impairment whenever events or a change in circumstances indicates that the carrying value of such assets may not be recoverable. Measurement of the impairment loss is based on the fair value of the asset at December 31, 2003. At December 31, 2003, we recognized an impairment writedown of our bottling and other equipment. In determining the amount of the impairment, we obtained a valuation from an independent appraiser. The valuation contemplates the orderly sale of this equipment in, and the existence of, a market for this equipment. The Company does not plan to dispose of this equipment, but rather to use it in its future operations.

INCOME TAXES

         Income taxes are accounted for under the asset and liability method of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

REVENUE RECOGNITION

         Revenue from the sale of our products is recorded when title and risk of loss have passed to the customer. Revenue is recorded at the time of shipment. Sales are recorded net of discounts, rebates, and promotional costs.

                             DESCRIPTION OF BUSINESS

GENERAL

         American Water Star, Inc., with its administrative offices located in Las Vegas, Nevada, operates as a holding company of entities and brands engaged in the beverage industry. Our products and brands are licensed and developed in-house.

         Our main objective is to position the Company to sell our products directly to major national chains and food service channels. We are actively developing the systems and national production capability to service these types of accounts.

         Our beverage products are sold by the truckload, principally to distributors, who, in turn sell to retail stores, corner grocery stores, convenience stores, schools and other outlets. A truckload consists of 20 pallets holding 72 cases per pallet. Each case holds 24 16-ounce bottles. Each truckload consists of 1,440 cases.

BUSINESS DEVELOPMENT

         AMWS was incorporated as American Career Centers, Inc., in the State of Nevada on June 15, 1999. AMWS was formed as a holding company for the acquisition of information technology career training centers and related businesses. Effective December 3, 1999, AMWS acquired 100% of the outstanding shares of Tunlaw International Corporation, a publicly-held reporting company, in exchange for an aggregate of 200,000 shares of common stock, with Tunlaw becoming a wholly-owned subsidiary. With the completion of this acquisition, AMWS became the successor issuer to Tunlaw, and retained public company reporting status under the Exchange Act. Tunlaw has had no operations to date and is inactive.

         On May 7, 2002, we changed our name to "American Water Star, Inc." to reflect the significant change in our character and strategic focus relating to our water bottling and distribution business.

ACQUISITION OF AMERICAN DISTRIBUTION & PACKAGING, INC.

         On December 23, 2002, we completed the acquisition of American Distribution & Packaging, Inc., a privately-held Nevada corporation ("AD&P"), pursuant to an Acquisition Agreement dated December 23, 2002. Pursuant to that Agreement, AD&P exchanged 100% of its outstanding common stock for 5,200,000 newly issued shares of our common stock. Upon completion of that acquisition, AD&P became a wholly-owned subsidiary of the Company.

         Although the consideration exchanged in the AD&P acquisition was not negotiated at "arms-length," our directors and executive officers deemed it reasonable based on certain criteria such as the valuation of the assets of AD&P ; AD&P's current and historical business operations; the potential of AD&P ; and the potential benefit to our stockholders. Our directors determined that the consideration for the exchange was reasonable under these circumstances.

         AD&P is developing a packaging process that will be an alternative to traditional plastic bottles, glass containers and aluminum cans. This process requires alternative manufacturing and distribution coordination as compared to traditional bottling procedures.

         All of the equipment owned by AD&P is designed to be used in the production of bottled beverages; accordingly, it was transferred as a dividend to AMWS in early 2003.

         The Board of Directors of AMWS, on December 31, 2003, resolved to spin off AD&P to our stockholders as a stock dividend. This is expected to occur during 2004. The spin-off of AD&P will have no effect on our historical financial statements, as AD&P has no assets or liabilities, and had no sales and only nominal expenses through December 31, 2003.

         Our management expects that AD&P will acquire equipment and commence operations prior to the effective date of the spin-off.

         Our Board of Directors believes that AD&P will be better able to achieve its corporate objectives as a stand-alone entity.

ACQUISITION OF ALL-STAR BEVERAGES, INC.

         On December 24, 2002, we completed the acquisition of All-Star Beverages, Inc., a privately-held Nevada corporation ("All-Star"), pursuant to an Acquisition Agreement dated as of September 6, 2002. Pursuant to that Agreement, All-Star exchanged 100% of its outstanding common stock for 12,645,824 newly issued shares of our common stock. Upon completion of that acquisition, All-Star became a wholly-owned subsidiary of the Company.

         Although the consideration exchanged in the All-Star acquisition was not negotiated at "arms-length," our directors and executive officers deemed it reasonable based on certain criteria such as the valuation of the assets of All-Star; All-Star's current and historical business operations; the potential of All-Star; and the potential benefit to our stockholders. Our directors determined that the consideration for the exchange was reasonable under these circumstances.

         All-Star is now our operating entity. We have contractual relationships with various independent distributors, brokers, both single and multi-location retail operations, and governmental agencies throughout the United States.

         As a result of the acquisitions, the former stockholders of All-Star and AD&P became the controlling stockholders of AMWS. The accompanying financial statements and descriptions relate only to All-Star and AD&P.

PRINCIPAL PRODUCTS

         As of December 2003, our product line includes four branded beverages:
Geyser Fruit, Geyser Sport, Geyser Fruta, and Hawaiian Tropic. We offer Geyser Sport in eight different fruit flavored waters: Cherry, Peach, Wildberry, Cranberry Raspberry, Strawberry Kiwi, Kiwi Watermelon, Cherry Lime, and Lemonade. Under the Geyser Fruta label, we offer Mango, Jamaica, Tamarindo, and Kiwi Melon.

         Our Hawaiian Tropic products feature sugar-free, no carbohydrate, caffeine-free, sodium-free tropical drinks in the following flavors: Strawberry Kiwi, Lemon Lime, Orange Guava, and Pineapple Grapefruit.

         We believe that our products take advantage of major trends in the beverage industry. Increasingly, consumers want healthy, refreshing drinks. In fact, because of the passage of SB-19 in California (The Pupil Nutrition, Health, and Achievement Act of 2001), which prohibits the sale of carbonated beverages in elementary schools and establishes nutrient standards, schools in California are now banning the sugared, carbonated beverages that have been the mainstay of Coca Cola(R) and Pepsi Cola(R). We believe our great tasting, new zero sugar, zero calorie, flavored water beverages have positioned us to capture a large share of the market for healthy flavored waters.

PRODUCTION AND DISTRIBUTION

         Our product brands are both licensed and developed in-house, and bottled in strategic locations throughout the country. Through December 31, 2003, all of our products have been produced by third-party bottling plants. In January of 2004, we commenced a program to operate our own bottling plants. The first of these plants, to be located in Jacksonville, Florida, is currently expected to start bottling our products in the second quarter of 2004.

         We sell our products through a nationwide network of brokers and directly to distributors and customers. Our distributors sell to retail stores, corner grocery stores, convenience stores, schools, and other outlets. The customers to whom we sell directly include single and multi-location retail operations and governmental agencies.

COMPETITION

         The beverage industry is highly competitive. The principal areas of competition are pricing, packaging, development of new products and flavors, and marketing campaigns. Our products compete with a wide range of drinks produced by a relatively large number of manufacturers, most of which have substantially greater financial, marketing, and distribution resources than we do.

         Important factors affecting our ability to compete successfully include taste and flavor of products, trade and consumer promotions, rapid and effective development of new, unique cutting edge products, attractive and different packaging, branded product advertising and pricing. We also compete for distributors who will concentrate on marketing our products in favor of those of our competitors, provide stable and reliable distribution, and secure adequate shelf space in retail outlets. Competitive pressures in the alternative, energy, and functional beverage categories could cause our products to be unable to gain market share, to lose market share, or we could experience price erosion, any of which events could have a material adverse affect on our business and results.

SOURCES AND AVAILABILITY OF RAW MATERIALS

         We purchase beverage flavors and the raw materials used in our packaging and labeling from independent suppliers located in the United States. We are dependent on the ability of our suppliers to provide products on a timely basis and on favorable pricing terms. Our goal is to ensure that the raw materials used in the manufacture and packaging of our products, including flavors, bottles, caps, labels, and boxes, are readily available from two or more sources. Accordingly, we have engaged in developing strategic partnerships in these critical supply areas, although, as of the date of this Prospectus, we have not yet entered any material strategic partnerships.

DEPENDENCE ON THIRD-PARTIES

         We are dependent on third-party water bottling companies and bottle makers. In our 2002 and 2003 fiscal years, products purchased from our three largest suppliers accounted for approximately 70% and 95%, respectively, of product purchases. We are dependent on the ability of our supplier to provide products on a timely basis and on favorable pricing terms. The loss of certain principal suppliers or a significant reduction in product availability from principal suppliers could have a material adverse effect on us. We believe that our relationship with our suppliers is satisfactory.

COPYRIGHTS, TRADEMARKS AND LICENSES

         On January 1, 2003, we entered into a Trademark and Design License Agreement with Tanning Research Laboratories, Inc. ("Tanning"), granting us authorization to use the trademarked name, "Hawaiian Tropic." Under the Agreement, Tanning licensed us to produce, market, and sell, on an exclusive basis in the United States and Canada, items that bear the Hawaiian Tropic trademark for a period of three years. In consideration, we agreed to pay Tanning a royalty of four percent of invoice sales (net of shipping and sales taxes), payable each quarter. The Agreement calls for guaranteed minimum royalties in the amounts of $40,000 for the first year, $120,000 for the second year, and $200,000 for the third year. The Agreement has a three-year renewal option, contingent on our meeting minimum sales amounts under the Agreement and if renewed, the minimum royalties will be $200,000 year.

GOVERNMENTAL REGULATION

         Flavored and bottled waters are subject to a number of strict federal, state, and industry regulations. These serve to ensure that products are consistent in public safety and quality. The FDA regulates flavored and bottled water as a packaged food product. Flavored and bottled waters also must meet state regulations that, in some cases, are more stringent than the prevailing FDA and Environmental Protection Agency standards. The FDA also regulates the labeling of our products. We have not encountered any regulatory action as a result of our operations, and no such action is anticipated.

INVESTMENT IN TECHNOLOGY

         We are committed to using technology to meet our business objectives and to keep our operating costs as low as possible. We have installed EDI, a state-of-the-art software inventory management and tracking system, which is mandatory when dealing with the type of large accounts to which we intend to supply our products. Further, we believe that EDI will enable us to speed the processing of orders, from raw materials purchasing to plant operations. This will become more important as we move to having national production capability with plants capacity nationwide.

         We have also completed a company website with a feature reflecting where our products are being sold which can be accessed at www.americanwaterstar.com.

COMPLIANCE WITH ENVIRONMENTAL LAWS

         Other than normal cleaning and sanitation supplies, our business does not involve the use, handling, storage, and disposal of potentially toxic substances or wastes. Accordingly, we are not subject to regulation by federal, state, and local authorities establishing requirements for the use, management, handling, and disposal of these materials and health and environmental quality standards, liability related to those standards, and penalties for violations of those standards. Compliance with environmental laws, ordinances, and regulations has not had, and we do not expect such compliance to have, a material adverse effect on our business, financial condition, or results of operation.

EMPLOYEES

         As of April 2004, we had 12 full-time employees. In addition, we have contractual arrangements with three independent contractors to provide administrative services to us, and three persons who receive commissions for the sale of our products. Management believes our future success will depend in large part upon our ability to attract and retain qualified employees. We have no collective bargaining agreements with its employees and believe our relations with our employees are good.

PROPERTY

         The Company maintains its corporate headquarters at 4560 S. Decatur Blvd., Suite 301, Las Vegas, Nevada 89103. We lease approximately 4,000 square feet of office space under a non-cancelable lease, expiring in April 2008. The minimum monthly rental for the premises is approximately $8,700, plus standard, ancillary charges, such as property taxes, insurance, and certain operating expenses applicable to the leased premises. The lease is subject to annual rent increases at a rate of four percent per annum.

         The Company maintains its warehouse space and its accounting department at 4545 Cameron Street, Suites A and B, Las Vegas, Nevada 89103. We lease approximately 11,000 square feet of warehouse and 4,000 square feet of office space under a non-cancelable lease, expiring in October 2006. The minimum monthly rental for the premises is approximately $8,900, plus standard, ancillary charges, such as property taxes, insurance, and certain operating expenses applicable to the leased premises. The lease is subject to an annual rent increase of approximately $300.

         As of April 2004, the Company began leasing 56,000 square feet of an industrial building located at the SW corner of the intersection of Jesse Hall Memorial Parkway and U.S. Highway 51 North, Magnolia, Mississippi for use as a water bottling facility. The term of the lease is five years at a monthly rental of approximately $14,000, plus standard, ancillary charges, such as property taxes, insurance and certain operating expenses applicable to the leased premises. The Company has one five-year option to renew the lease with a rental increase in accordance with the CPI Index.

         As of January 2004, the Company began leasing 2615 Roussele, Santa Ana, California, under a one-year lease with monthly rent of $9,600.00, plus standard, ancillary charges, such as a proportion of any increases in property taxes, insurance, and certain operating expenses applicable to the leased premises. The property is to be used as a bottling plant.

         As of January 2004, the Company began leasing warehouse facilities at 6301 Powers Avenue, Suites A, B1 and B2,Jacksonville, Florida 32217. Suite A and Suites B1 and B2, are leased under two separate leases. All leases are for a term of three years, with an option to renew by the Company for an additional three years. Under the lease for Suite A, which is approximately 6,000 square feet, base rent is $1,575 per month during 2004, $1,650 per month during 2005, and $1,765 during 2006. Under the lease for Suites B1 and B2, which are together approximately 13,563 square feet, base rent is $ 3,560 per month during 2004, $3,730 per month during 2005 and $3,990 during 2006. In addition, the Company pays a 7% sales tax to the landlord on such base rents plus certain common area maintenance charges. Lastly, the Company pays an additional $5,500 per month in rental charges for amortization of approximately $180,000 in Tenant Improvements.

                                   MANAGEMENT

         Unless otherwise specified herein, each Director is subject to election at the Company's annual meeting of stockholders. There are no family relationships between the executive officers and directors of the Company. The following table sets forth certain information regarding the executive officers and directors of the Company as of April 13, 2004:

          NAME              AGE                              POSITION                             DIRECTOR SINCE
Roger Mohlman                56    Chairman of the Board, Chief Executive Officer, President,        July 2002
                                   and Chief Financial Officer
Jerry Ludeman                59    Executive Vice President, Secretary, and Director                 July 2003

ROGER MOHLMAN

         Mr. Mohlman has served as our Chairman of the Board, Chief Executive Officer, President, and Chief Financial Officer since July of 2002. He brings over 30 years of experience in product licensing and business development. From 1981 to 1997, Mr. Mohlman was the owner of Pobeda Manufacturing, Inc. in Mexico, a licensee for manufacturing name-brand clothing for U.S. companies. From 1986 to July 2002, Mr. Mohlman was the President of Camelot Ltd., LLC, a holding company for various businesses, including Rumours, Delizia, and Excalibur Awards. From January 1998 until June 2001, he was the CEO and President of Venda Tel, Inc. and Merlin Computers, manufacturers of slot machines and telco equipment and software. Mr. Mohlman currently devotes substantially all of his time to the business of the Company.

JERRY LUDEMAN

         In July 2003, Mr. Ludeman re-joined the Company as a member of the Board of Directors, Executive Vice President and Secretary. Mr. Ludeman previously served as a director and Executive Vice President of the Company from February 2002 until he resigned to pursue other ventures in July of 2002. From March 2001 to February 2003, Mr. Ludeman served as a director and CEO of Geyser Products, LLC, a company that specialized in the marketing and distribution of bottled beverages. From 1989 to 2001, Mr. Ludeman was the President and CEO of Next Age, Inc. (formerly Barrington Food Group, Inc.), a national and international food and beverage marketing organization. From 1977 to 1989, Mr. Ludeman served as Vice President of Sales and National Sales Manager of Orval Kent Food Company, a division of Pet Foods Company.

AUDIT COMMITTEE

         Although the Company's Board of Directors has not yet appointed an audit committee, it is in the process of forming one.

EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to the compensation of our Chief Executive Officer and each of our other most highly compensated executive officers who earned more than $100,000 for the fiscal years ended December 31, 2003, 2002 and 2001.


                                                 SUMMARY EXECUTIVE COMPENSATION TABLE

                                                                          LONG TERM COMPENSATION
                                                  ANNUAL COMPENSATION             AWARDS
                                                                                                      ALL OTHER
    NAME AND PRINCIPAL POSITION         YEAR      SALARY       BONUS        STOCK      OPTIONS       COMPENSATION
    ---------------------------         ----      ------       -----        -----      -------       ------------
Roger Mohlman (1)                       2003     $162,500       ---          ---          ---            ---
    Chief Executive Officer,            2002        ---         ---          ---          ---            ---
    President, and Chief Financial
    Officer
Jerry Ludeman (2)                       2003      $89,825       ---          ---          ---            ---
    Executive Vice President;           2002        ---         ---          ---          ---            ---
    Secretary


Thomas F. Krucker (3)                   2003        ---         ---          ---          ---            ---
    Chief Financial Officer;            2002        ---         ---       1,000,000       ---            ---
    Treasurer; Secretary                2001        ---         ---        41,667         ---            ---

(1) Mr. Mohlman has served as Chief Executive Officer, President, and director with the Company since June 2002. In July 2003, he was also named Chairman of the Board and Chief Financial Officer of the Company. Mr. Mohlman's salary was accrued for the Company's 2003 fiscal year and was paid in April 2004. In February 2004, Mr. Mohlman received 200,000 shares of the Company's common stock pursuant to the Company's Stock Plan in consideration of his services to the Company in 2002 and 2003.

(2) Mr. Ludeman has served as Executive Vice President, Secretary, and director with the Company since July 2003. Mr. Ludeman also previously served as Executive Vice President and director of the Company from February 2002 until his resignation in July 2002. Mr. Ludeman received compensation and reimbursement of expenses for his services with the Company in the amount of $89,825 for 2003. In February 2004, Mr. Ludeman received 50,000 shares of the Company's common stock pursuant to the Company's Stock Plan in consideration of his services to the Company in 2003.

(3) Mr. Krucker served as President and CEO with the Company from December 2001 to June 2002. In June 2002, he resigned his positions as President and CEO and was appointed Chief Financial Officer, Secretary, and Treasurer. Mr. Krucker served as a director of the Company since October 2001. Mr. Krucker resigned as Chief Financial Officer, Treasurer, Secretary, and director with the Company on July 24, 2003.

         None of the Company's executive officers named above received any options or SAR grants as of December 31, 2003.

EMPLOYMENT AGREEMENTS

         Effective January 1, 2003, the Company entered into an employment agreement with Roger Mohlman as the Company's President and CEO. Prior to that date, Mr. Mohlman did not have any employment agreement. The term of the employment contract is one year from the effective date. Both parties, upon mutual written agreement, may extend the contract for an additional two years. After a two-year extension, both parties may make additional extensions in one year increments. The initial annual base compensation for 2003 was set at $120,000 (subject to increase by the Board of Directors), stock options, annual bonus in accordance with Company performance, and various benefits. In February 2004, pursuant to a resolution of the Board, the employment agreement was extended for two years and Mr. Mohlman's base salary was set at 240,000. In 2003, the Company accrued the $120,000 base salary and awarded Mr. Mohlman compensation of approximately $42,500 for his services to the Company commencing in August 2002, all of which compensation was paid in April 2004.

         Effective January 1, 2003, the Company entered into an employment agreement with Thomas F. Krucker as the Company's Secretary, Treasurer and CFO. The term of the employment agreement was one-year. The agreement provided for an extension of the term for an additional two years. After the two-year extension, both parties could have made additional extensions in one-year increments thereafter. Under the agreement, Mr. Krucker's base salary was $120,000 (which may be increased by consent of the Board), stock options, annual bonus in accordance with Company performance, and various benefits. Mr. Krucker resigned as Chief Financial Officer, Treasurer, Secretary, and director with the Company on July 24, 2003.

COMPENSATION OF DIRECTORS

         The directors of the Company are not compensated for their services, except that such directors may, from time to time, be awarded options or other incentives under the Company's Stock Plan.

                                 INDEMNIFICATION

         As permitted by Section 78.751 of the Nevada General Corporation Law, our Articles of Incorporation provide for the indemnification by us of each of our directors to the fullest extent permitted by Nevada law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                           RELATED PARTY TRANSACTIONS

         At December 31, 2003, the Company issued a note payable to acquire inventory from a related party for $375,960. During 2003, the Company issued 1,828,153 shares of its common stock to a stockholder and officer of the corporation as payment of liabilities to the stockholder of $254,457. The issuance of shares in satisfaction of the obligation was based on the fair value of the stock at the time of issuance, and no gain or loss was recorded on this transaction.

         Pursuant to a factoring agreement, the Company factored certain of its accounts receivable with a related party factor. The factoring agreement required a 5% transaction fee and daily usage fee based on an annual percentage rate. The maximum amount to be advanced under this agreement is $4,000,000. Total fees incurred under this agreement during 2003 were $49,181. The Company's obligations to the factor are collateralized by all of the Company's accounts receivable, inventories, and equipment. The unpaid amounts due from the related party factor have been offset against advances from that same related party

         The Company has entered into several transactions with its chairman, chief executive officer, and majority stockholder, and with entities that were related to this individual at the time the transactions or relationships commenced. During 2003, the Company purchased inventory from its chairman, chief executive officer and majority stockholder for 15,666,934 shares of the Company's common stock with fair value of $1,253,355, which equaled the lower of predecessor cost or fair value of the inventory. The Company's chairman, chief executive officer, and majority stockholder assumed an obligation recorded by the Company in the amount of $106,169. This assumption is included in advances from and accrued compensation to chairman, chief executive officer, and majority stockholder.

         Entities controlled by the former wife of the Company's chairman, chief executive officer, and majority stockholder provided the following services to the Company:

         o        Software acquisition and website maintenance $354,202
         o        Computer hardware and other software acquisition $388,414
         o        Rents on facilities under sublease arrangements $365,250
         o        Leased employee cost $308,098

         These entities also billed the Company for:

         o        Lease deposits on subleases $57,600
         o        Tenant improvements to subleased facilities $40,888
         o        Bottling and office equipment $199,805 o Cash advances
                  $704,800
         o        Accounts receivable - trade factoring agreement $49,181

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth each person known to us, as of the date of this Prospectus, to be a beneficial owner of five percent (5%) or more of our outstanding common stock, each officer and director individually, and all executive officers and directors as a group. No other class of voting securities is outstanding. None of the beneficial owners has the right to acquire any shares of our common stock within 60 days pursuant to options, warrants, rights, conversion privileges, or similar obligations.

NAME OF BENEFICIAL OWNER (1)                                            NUMBER OF SHARES     PERCENT OF CLASS (2)
----------------------------                                            ----------------     --------------------
Roger Mohlman                                                               33,600,227              43.88%
Jerry Ludeman                                                                   50,000                 *
Includes all officers and directors as a group (2 individuals)              33,650,227              43.94%

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to common stock (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is in care of the Company.

(2) Based on 76,575,424 shares of common stock outstanding and issuable as of April 29, 2004.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock currently consists of 20,000,000 shares of preferred stock, .0001 par value, 4,100,000 shares of Series A preferred convertible stock, and 150,000,000 shares of common stock, .0001 par value. There is no preferred stock or Series A preferred convertible stock outstanding. As of April 13, 2004, there are 75,945,424 shares of common stock issued and outstanding.

COMMON STOCK

         The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, without the right to cumulate their votes in the election of directors. Subject to preferences that may be applicable to any shares of preferred stock outstanding from time to time, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. It is unlikely, however, that the Company will declare any dividends in the foreseeable future.

         Holders of common stock have no preemptive rights and no right to convert their common stock into other securities. There are no redemption or sinking fund provisions applicable to the common stock. To the best of the Company's knowledge, all outstanding shares of common stock are fully paid and nonassessable.

OPTIONS AND WARRANTS

         As of April 29, 2004, options and warrants for 3,791,063 shares of our common stock were outstanding. Holders of options and warrants do not have any of the rights or privileges of our stockholders, including voting rights, prior to exercise of the options and warrants. We have reserved sufficient shares of authorized common stock to cover the issuance of common stock subject to the options and warrants.

                              SELLING STOCKHOLDERS

       For ease of reference, the term "selling stockholder" also includes any transferees, pledgees, donees, or successors to the selling stockholders named in the table below. Pledgees could include banks, brokers, financial institutions, or other lenders. To the extent required, we will name any additional selling stockholder in a supplement to this Prospectus.

       The following table sets forth the number of shares of common stock owned by each of the selling stockholders and the percentage of our total outstanding shares owned by each selling stockholder as of April 29, 2004. Except as otherwise indicated, none of the selling stockholders has had any position, office, or material relationship with us or any of our affiliates within the past three years, other than as a result of the acquisition, or current ownership, of the shares being registered for sale hereby or our other securities. The shares being registered by this Prospectus may be offered from time to time by the selling stockholders named below.

--------------------------------------------- ------------------------- ----------------- --------------------------
NAME                                              NUMBER OF SHARES       PERCENTAGE OF        NUMBER OF SHARES
                                                 BENEFICIALLY OWNED       OUTSTANDING        REGISTERED FOR SALE
                                                                             SHARES                HEREBY
--------------------------------------------- ------------------------- ----------------- --------------------------
Cynthia R. Airey                                       13,736                  *                   13,736
--------------------------------------------- ------------------------- ----------------- --------------------------
Alpha Capital Aktiengesellschaft (14)                1,111,112                                    1,111,112
--------------------------------------------- ------------------------- ----------------- --------------------------
Alpine Capital Partners, Inc                          800,000                                      800,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Thomas D. Ammon                                        72,262                  *                   72,262
--------------------------------------------- ------------------------- ----------------- --------------------------
Henry J. Anderson                                      11,046                  *                   11,046
--------------------------------------------- ------------------------- ----------------- --------------------------
Stuart A. Ashner & Sandra S. Ashner                    30,000                  *                   30,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Kenneth S. August                                      4,356                   *                    4,356
--------------------------------------------- ------------------------- ----------------- --------------------------
Baker-Louderback Living Trust U/A DTD                 109,687                  *                   109,687
2-10-92
--------------------------------------------- ------------------------- ----------------- --------------------------
Patrick Baldwin, Esq.                                  95,000                  *                   95,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Fred Barak                                             16,691                  *                   16,691
--------------------------------------------- ------------------------- ----------------- --------------------------
Carolina Maria Barrie                                  15,000                  *                   15,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Benjamin Benakote                                      29,762                  *                   29,762
--------------------------------------------- ------------------------- ----------------- --------------------------
Jeffrey Berger                                         48,844                  *                   48,844
--------------------------------------------- ------------------------- ----------------- --------------------------
Richard C. Bergstrom                                   30,560                  *                   30,560
--------------------------------------------- ------------------------- ----------------- --------------------------
Irving Berke                                           47,225                  *                   47,225
--------------------------------------------- ------------------------- ----------------- --------------------------
Roy P. Bethel                                          12,005                  *                   12,005
--------------------------------------------- ------------------------- ----------------- --------------------------
Josh Bevans                                            1,500                   *                    1,500
--------------------------------------------- ------------------------- ----------------- --------------------------
Joseph Birnbaum                                       115,708                  *                   115,708
--------------------------------------------- ------------------------- ----------------- --------------------------
Van S. Bohne                                           12,005                  *                   12,005
--------------------------------------------- ------------------------- ----------------- --------------------------
Emmett A. Larkin Co. Inc. C/F Van S. Bohne             13,915                  *                   13,915
TFR IRA
--------------------------------------------- ------------------------- ----------------- --------------------------
Gerald Bolduc                                          99,999                  *                   99,999
--------------------------------------------- ------------------------- ----------------- --------------------------
Jan Bollacker                                          46,009                  *                   46,009
--------------------------------------------- ------------------------- ----------------- --------------------------
Glen A. Bonnema                                        52,000                  *                   52,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Frank Buono                                            24,815                  *                   24,815
--------------------------------------------- ------------------------- ----------------- --------------------------
Joseph R. Byrne                                        5,096                   *                    5,096
--------------------------------------------- ------------------------- ----------------- --------------------------
Jeffrey A. Callis & Darlene P. Callis                 145,571                  *                   145,571
--------------------------------------------- ------------------------- ----------------- --------------------------
Camden International Ltd. (9)                         555,555                  *                   555,555
--------------------------------------------- ------------------------- ----------------- --------------------------
Camden Securities, Inc.                               376,097                  *                   376,097
--------------------------------------------- ------------------------- ----------------- --------------------------
Terry D. Chartier                                      86,027                  *                   86,027
--------------------------------------------- ------------------------- ----------------- --------------------------
Mitchell Cohen                                         10,000                  *                   10,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Constantino Galaxida's Real Estate Money               24,010                  *                   24,010
Purchasers Pension Plan
--------------------------------------------- ------------------------- ----------------- --------------------------
Rheal Cote                                             71,429                  *                   71,429
--------------------------------------------- ------------------------- ----------------- --------------------------
Sidney Crain                                           61,177                  *                   61,177
--------------------------------------------- ------------------------- ----------------- --------------------------
Alexandria Nicole Cruz                                 10,000                  *                   10,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Isabella Rose Cruz                                     10,000                  *                   10,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Arianna Mae Cruz                                       10,000                  *                   10,000
--------------------------------------------- ------------------------- ----------------- --------------------------

--------------------------------------------- ------------------------- ----------------- --------------------------
NAME                                              NUMBER OF SHARES       PERCENTAGE OF        NUMBER OF SHARES
                                                 BENEFICIALLY OWNED       OUTSTANDING        REGISTERED FOR SALE
                                                                             SHARES                HEREBY
--------------------------------------------- ------------------------- ----------------- --------------------------
Katarina Grace Cruz                                    10,000                  *                   10,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Wallace S. Dash                                        85,063                  *                   85,063
--------------------------------------------- ------------------------- ----------------- --------------------------
Mark I. DeBruin                                       988,095                                      988,095
--------------------------------------------- ------------------------- ----------------- --------------------------
Mark DeBruin C/F Daniel Steven DeBruin                 10,000                  *                   10,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Mark DeBruin C/F Michelle Christine DeBruin            10,000                  *                   10,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Paul Deriso                                            71,500                  *                   71,500
--------------------------------------------- ------------------------- ----------------- --------------------------
Design to Print, Inc.                                  16,000                  *                   16,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Robert E. & Rosalie T. Dettle Living Trust             45,081                  *                   45,081
DTD 2-29-80
--------------------------------------------- ------------------------- ----------------- --------------------------
Edward P. Dupcak                                       85,714                  *                   85,714
--------------------------------------------- ------------------------- ----------------- --------------------------
James W. Dupre & Michelle S. Dupre                    313,000                  *                   313,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Enable Growth Partners (1)                            277,776                  *                   277,776
--------------------------------------------- ------------------------- ----------------- --------------------------
Equitis Inc                                            50,000                  *                   50,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Levi D. Fabrigar                                       24,010                  *                   24,010
--------------------------------------------- ------------------------- ----------------- --------------------------
Levi D. Fabrigar & Rebecca G. Fabrigar                 82,771                  *                   82,771
--------------------------------------------- ------------------------- ----------------- --------------------------
Thomas J. Faragher                                     3,626                   *                    3,626
--------------------------------------------- ------------------------- ----------------- --------------------------
Robert J. Feldhake                                     34,844                  *                   34,844
--------------------------------------------- ------------------------- ----------------- --------------------------
First Advisory LLC                                    150,000                  *                   150,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Jason D. Firth                                         35,000                  *                   35,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Sterling Trust Company CUST FBO Richard                33,336                  *                   33,336
Fleming
--------------------------------------------- ------------------------- ----------------- --------------------------
Giovanni A. Foggiato & Antionette M.                   33,745                  *                   33,745
Foggiato
--------------------------------------------- ------------------------- ----------------- --------------------------
John S. Freeman                                       433,333                  *                   433,333
--------------------------------------------- ------------------------- ----------------- --------------------------
Gamma Opportunity Capital Partners LP (11)           1,111,112                                    1,111,112
--------------------------------------------- ------------------------- ----------------- --------------------------
Richard E. Gilbert                                     30,906                  *                   30,906
--------------------------------------------- ------------------------- ----------------- --------------------------
Carol Gill                                             12,870                  *                   12,870
--------------------------------------------- ------------------------- ----------------- --------------------------
Bruce Ginsberg                                         40,000                  *                   40,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Andre J. Girouard                                      30,754                  *                   30,754
--------------------------------------------- ------------------------- ----------------- --------------------------
Peter Goettner                                        259,452                  *                   259,452
--------------------------------------------- ------------------------- ----------------- --------------------------
The Goldberg Revocable Trust U/A/D May 7,              18,007                  *                   18,007
2001
--------------------------------------------- ------------------------- ----------------- --------------------------
Cassiano De Vasconsellos Gomes                        134,000                  *                   134,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Richard L. Gray Jr.                                    71,450                  *                   71,450
--------------------------------------------- ------------------------- ----------------- --------------------------
Richard Gray Sr.                                       71,450                  *                   71,450
--------------------------------------------- ------------------------- ----------------- --------------------------
Greenwich Growth Fund Limited (6)                     222,224                  *                   222,224
--------------------------------------------- ------------------------- ----------------- --------------------------
Gryphon Master Fund LP (2)                           4,222,224                                    4,222,224
--------------------------------------------- ------------------------- ----------------- --------------------------
Delaware Charter Guarantee & Trust FBO                 82,737                  *                   82,737
Joseph Haefele IRA
--------------------------------------------- ------------------------- ----------------- --------------------------
Sterling Trust Company CUST FBO Joseph Evan            61,120                  *                   61,120
Haefele
--------------------------------------------- ------------------------- ----------------- --------------------------
Arnel J. Halper                                        94,090                  *                   94,090
--------------------------------------------- ------------------------- ----------------- --------------------------
Janet Halper                                           30,000                  *                   30,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Laura Halper                                          150,000                  *                   150,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Michael Harris                                         60,704                  *                   60,704
--------------------------------------------- ------------------------- ----------------- --------------------------
Robert E. Hayner                                       87,658                  *                   87,658
--------------------------------------------- ------------------------- ----------------- --------------------------
Donald Hejmanowski & Catherine Hejmanowski            540,000                  *                   540,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Donald Hejmanowski C/F Amie Hejmanowski                5,000                   *                    5,000

--------------------------------------------- ------------------------- ----------------- --------------------------
NAME                                              NUMBER OF SHARES       PERCENTAGE OF        NUMBER OF SHARES
                                                 BENEFICIALLY OWNED       OUTSTANDING        REGISTERED FOR SALE
                                                                             SHARES                HEREBY
--------------------------------------------- ------------------------- ----------------- --------------------------
--------------------------------------------- ------------------------- ----------------- --------------------------
Donald Hejmanowski C/F David Hejmanowski               5,000                   *                    5,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Donald Hejmanowski C/F Michael Hejmanowski             5,000                   *                    5,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Donald Hejmanowski C/F John Hejmanowski                5,000                   *                    5,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Leo Hejmanowski & Shirley Hejmanowski                  60,000                  *                   60,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Eileen Higgins                                         93,000                  *                   93,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Robert J. Hillock                                      83,508                  *                   83,508
--------------------------------------------- ------------------------- ----------------- --------------------------
Austin E. Hills                                       608,319                  *                   608,319
--------------------------------------------- ------------------------- ----------------- --------------------------
Daniel C. Hilsabeck                                    4,859                   *                    4,859
--------------------------------------------- ------------------------- ----------------- --------------------------
Carol M. Hoffmaster                                    27,282                  *                   27,282
--------------------------------------------- ------------------------- ----------------- --------------------------
Charles Benny Holbrooks Jr                             18,409                  *                   18,409
--------------------------------------------- ------------------------- ----------------- --------------------------
Joseph J. Holley                                       20,841                  *                   20,841
--------------------------------------------- ------------------------- ----------------- --------------------------
James R. Horalek                                       75,000                  *                   75,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Dorothy Horalek & James Horalek                        30,000                  *                   30,000
--------------------------------------------- ------------------------- ----------------- --------------------------
James R. Horalek & Dorothy A. Horalek Rev             105,000                  *                   105,000
Family Trust DTD 02/02/1993
--------------------------------------------- ------------------------- ----------------- --------------------------
Charles L. Hough Jr                                    60,000                  *                   60,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Katherine Hurd                                         20,000                  *                   20,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Richard Hurd                                           21,500                  *                   21,500
--------------------------------------------- ------------------------- ----------------- --------------------------
Christine Iavarone                                     50,000                  *                   50,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Jeffrey A. Igielski                                    2,000                   *                    2,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Michael Iorlano                                        50,000                  *                   50,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Jordan Isaacson & Shannon Isaacson                     11,250                  *                   11,250
--------------------------------------------- ------------------------- ----------------- --------------------------
James M. Isaacson                                      15,038                  *                   15,038
--------------------------------------------- ------------------------- ----------------- --------------------------
Lawrence D. Isen                                      350,000                  *                   350,000
--------------------------------------------- ------------------------- ----------------- --------------------------
J.A.S. Commercial Corporation                         300,000                  *                   300,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Willie Jones & Maria B. Jones                          85,257                  *                   85,257
--------------------------------------------- ------------------------- ----------------- --------------------------
Munir Kalandos                                         2,000                   *                    2,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Ben Kaplan                                             10,417                  *                   10,417
--------------------------------------------- ------------------------- ----------------- --------------------------
Thomas E. Kittel                                       4,000                   *                    4,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Richard A. Knost                                       32,699                  *                   32,699
--------------------------------------------- ------------------------- ----------------- --------------------------
Heather Kolwelter                                      5,000                   *                    5,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Basim Y. Koza & Barbra Koza                            2,500                   *                    2,500
--------------------------------------------- ------------------------- ----------------- --------------------------
Harald Krause                                          68,181                  *                   68,181
--------------------------------------------- ------------------------- ----------------- --------------------------
Eugene Krawchuk                                        34,578                  *                   34,578
--------------------------------------------- ------------------------- ----------------- --------------------------
The Kressin Family Trust DTD 10-12-89                  12,185                  *                   12,185
--------------------------------------------- ------------------------- ----------------- --------------------------
Scott N. Krumwiede                                     18,409                  *                   18,409
--------------------------------------------- ------------------------- ----------------- --------------------------
Jamie Sue Lancaster-Dunn                               3,626                   *                    3,626
--------------------------------------------- ------------------------- ----------------- --------------------------
Stephen Laux                                           1,500                   *                    1,500
--------------------------------------------- ------------------------- ----------------- --------------------------
E-Trade Securities LLC CUST FBO John D.                23,000                  *                   23,000
Layne IRA
--------------------------------------------- ------------------------- ----------------- --------------------------
Tyson Lee                                              83,391                  *                   83,391
--------------------------------------------- ------------------------- ----------------- --------------------------
Marshall D. Lias                                       9,337                   *                    9,337
--------------------------------------------- ------------------------- ----------------- --------------------------
Robert Limauro & Victoria Limauro                      57,142                  *                   57,142
--------------------------------------------- ------------------------- ----------------- --------------------------
Paul Lofholm                                           20,408                  *                   20,408
--------------------------------------------- ------------------------- ----------------- --------------------------
Sterling Trust Company CUST FBO Paul                   69,920                  *                   69,920
Lofholm
--------------------------------------------- ------------------------- ----------------- --------------------------
Longview Equity Fund LP (12)                         4,291,669                                    4,291,669
--------------------------------------------- ------------------------- ----------------- --------------------------
Longview International Equity Fund LP (13)           1,430,555                 *                  1,430,555
--------------------------------------------- ------------------------- ----------------- --------------------------

--------------------------------------------- ------------------------- ----------------- --------------------------
NAME                                              NUMBER OF SHARES       PERCENTAGE OF        NUMBER OF SHARES
                                                 BENEFICIALLY OWNED       OUTSTANDING        REGISTERED FOR SALE
                                                                             SHARES                HEREBY
--------------------------------------------- ------------------------- ----------------- --------------------------
Longview Fund LP (10)                                2,111,112                                    2,111,112
--------------------------------------------- ------------------------- ----------------- --------------------------
Adriana Lucas                                          10,000                  *                   10,000
--------------------------------------------- ------------------------- ----------------- --------------------------
George S. Manos                                        4,602                   *                    4,602
--------------------------------------------- ------------------------- ----------------- --------------------------
Lynn Marchese                                          22,727                  *                   22,727
--------------------------------------------- ------------------------- ----------------- --------------------------
TD Waterhouse FBO Richard Matthews IRA                 7,364                   *                    7,364
--------------------------------------------- ------------------------- ----------------- --------------------------
Lorin S. McBride                                       47,443                  *                   47,443
--------------------------------------------- ------------------------- ----------------- --------------------------
Charles A. McCain Trust                                34,014                  *                   34,014
--------------------------------------------- ------------------------- ----------------- --------------------------
Christopher McGoldrick                                 18,409                  *                   18,409
--------------------------------------------- ------------------------- ----------------- --------------------------
David M. McGurk                                        65,000                  *                   65,000
--------------------------------------------- ------------------------- ----------------- --------------------------
David M. McGurk C/F Alexis A. McGurk                   5,000                   *                    5,000
--------------------------------------------- ------------------------- ----------------- --------------------------
David M. McGurk C/F Kristen K. McGurk                  5,000                   *                    5,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Kate E. McKnight                                       15,000                  *                   15,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Meador Family Trust DTD 09/20/2001                    111,202                  *                   111,202
--------------------------------------------- ------------------------- ----------------- --------------------------
John A. Meany & Irene A. Meany                         51,973                  *                   51,973
--------------------------------------------- ------------------------- ----------------- --------------------------
Robert Mehl                                            41,666                  *                   41,666
--------------------------------------------- ------------------------- ----------------- --------------------------
William A. Messerly Jr.                                55,712                  *                   55,712
--------------------------------------------- ------------------------- ----------------- --------------------------
Karen Lynne Miller                                     85,715                  *                   85,715
--------------------------------------------- ------------------------- ----------------- --------------------------
Mary G. Miller                                         84,500                  *                   84,500
--------------------------------------------- ------------------------- ----------------- --------------------------
Rachelle Millsap C/F Andrew Millsap                    5,000                   *                    5,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Rachelle Millsap C/F Hallie Millsap                    5,000                   *                    5,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Rachelle Millsap C/F Hannah Millsap                    5,000                   *                    5,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Rachelle Millsap C/F Konner Millsap                    5,000                   *                    5,000
--------------------------------------------- ------------------------- ----------------- --------------------------
MJL Holdings Inc                                      150,000                  *                   150,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Anthony S. Moreno & Hewletta J. Moreno                 60,000                  *                   60,000
--------------------------------------------- ------------------------- ----------------- --------------------------
William M. Morse                                       8,210                   *                    8,210
--------------------------------------------- ------------------------- ----------------- --------------------------
Charles W. Morton Jr. & Nancy K. Morton                11,905                  *                   11,905
--------------------------------------------- ------------------------- ----------------- --------------------------
C. Keith Morton                                        57,142                  *                   57,142
--------------------------------------------- ------------------------- ----------------- --------------------------
Concepcion R. Motas                                    25,283                  *                   25,283
--------------------------------------------- ------------------------- ----------------- --------------------------
Fernando B. Motas                                      99,206                  *                   99,206
--------------------------------------------- ------------------------- ----------------- --------------------------
Fernando B. Motas & Hermenegildo B. Motas              15,873                  *                   15,873
--------------------------------------------- ------------------------- ----------------- --------------------------
Fernando B. Motas & Concepcion R. Motas &              42,024                  *                   42,024
Hermenegildo B. Motas & Marcelina E. Motas
--------------------------------------------- ------------------------- ----------------- --------------------------
Fernando B. Motas Sr. & Satunina R. Res                11,839                  *                   11,839
--------------------------------------------- ------------------------- ----------------- --------------------------
George Mottel                                         300,000                  *                   300,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Mountain Ridge Capital LLC (8)                        555,555                  *                   555,555
--------------------------------------------- ------------------------- ----------------- --------------------------
Ronald Nash (4)                                       555,555                  *                   555,555
--------------------------------------------- ------------------------- ----------------- --------------------------
Brook A. Niemi                                         12,005                  *                   12,005
--------------------------------------------- ------------------------- ----------------- --------------------------
Virgil H. Nix                                          34,231                  *                   34,231
--------------------------------------------- ------------------------- ----------------- --------------------------
Tim O'Mara                                             12,401                  *                   12,401
--------------------------------------------- ------------------------- ----------------- --------------------------
Robert D. Oak                                          33,932                  *                   33,932
--------------------------------------------- ------------------------- ----------------- --------------------------
Herbert J. Oliver                                      50,000                  *                   50,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Chris T. Owen                                          1,000                   *                    1,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Pageantry Props & Decor                                28,571                  *                   28,571
--------------------------------------------- ------------------------- ----------------- --------------------------
George & Christi Palmer Trust                          10,000                  *                   10,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Robert Parker                                          54,421                  *                   54,421
--------------------------------------------- ------------------------- ----------------- --------------------------

--------------------------------------------- ------------------------- ----------------- --------------------------
NAME                                              NUMBER OF SHARES       PERCENTAGE OF        NUMBER OF SHARES
                                                 BENEFICIALLY OWNED       OUTSTANDING        REGISTERED FOR SALE
                                                                             SHARES                HEREBY
--------------------------------------------- ------------------------- ----------------- --------------------------
Edgar G. Partido & Eugeniana B. Partido                7,364                   *                    7,364
--------------------------------------------- ------------------------- ----------------- --------------------------
James W. Passmore                                      50,000                  *                   50,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Shefali Patel                                          68,336                  *                   68,336
--------------------------------------------- ------------------------- ----------------- --------------------------
Rajesh B. Patel                                        30,656                  *                   30,656
--------------------------------------------- ------------------------- ----------------- --------------------------
Rathin S. Patel                                        35,418                  *                   35,418
--------------------------------------------- ------------------------- ----------------- --------------------------
Richard B. Payne & Sherry L. Payne                     9,785                   *                    9,785
--------------------------------------------- ------------------------- ----------------- --------------------------
Adela P. Pena                                          24,802                  *                   24,802
--------------------------------------------- ------------------------- ----------------- --------------------------
William M. Perry                                      106,743                  *                   106,743
--------------------------------------------- ------------------------- ----------------- --------------------------
Pinnacle Family Limited Partnership                    75,242                  *                   75,242
--------------------------------------------- ------------------------- ----------------- --------------------------
Prechel Family Clinic Employees Profit                 41,233                  *                   41,233
Sharing Plan
--------------------------------------------- ------------------------- ----------------- --------------------------
Prechel Family Clinic P.C.                             13,736                  *                   13,736
--------------------------------------------- ------------------------- ----------------- --------------------------
Heidi Rajan                                            45,454                  *                   45,454
--------------------------------------------- ------------------------- ----------------- --------------------------
Shital Rajan & Heidi Rajan                             7,364                   *                    7,364
--------------------------------------------- ------------------------- ----------------- --------------------------
Redwood Consultants, LLC                              650,400                  *                   650,400
--------------------------------------------- ------------------------- ----------------- --------------------------
National Investor Services CUST FBO Boyd C.            73,890                  *                   73,890
Reeves IRA
--------------------------------------------- ------------------------- ----------------- --------------------------
Sterling Trust Company CUST FBO Paul                   35,438                  *                   35,438
Regnier
--------------------------------------------- ------------------------- ----------------- --------------------------
Wayne A. Reuter                                       166,000                  *                   166,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Daniel Rey & Janice Y. Rey                             77,087                  *                   77,087
--------------------------------------------- ------------------------- ----------------- --------------------------
Jeremy Roe                                             94,500                  *                   94,500
--------------------------------------------- ------------------------- ----------------- --------------------------
Lisa Roquemore                                         4,356                   *                    4,356
--------------------------------------------- ------------------------- ----------------- --------------------------
Edward A. Rose Jr.                                     15,328                  *                   15,328
--------------------------------------------- ------------------------- ----------------- --------------------------
David Rosner                                           50,000                  *                   50,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Steven B. Rosner                                     1,130,000                                    1,130,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Steven B. Rosner C/F Lauren P. Rosner                  50,000                  *                   50,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Edward L. Rowe                                         24,802                  *                   24,802
--------------------------------------------- ------------------------- ----------------- --------------------------
Donald Rowland & Mary E. Rowland                       1,250                   *                    1,250
--------------------------------------------- ------------------------- ----------------- --------------------------
Beaverly K. Roye-Manderbach                            4,669                   *                    4,669
--------------------------------------------- ------------------------- ----------------- --------------------------
Max Sands                                              13,974                  *                   13,974
--------------------------------------------- ------------------------- ----------------- --------------------------
Saul Family Trust DTD 10/04/83                        148,013                  *                   148,013
--------------------------------------------- ------------------------- ----------------- --------------------------
Danny Schauer & Barbara Schauer                        27,836                  *                   27,836
--------------------------------------------- ------------------------- ----------------- --------------------------
Gert E. Schikorra & Irma C. Schikorra                  6,000                   *                    6,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Michael J. Schneider                                  116,819                  *                   116,819
--------------------------------------------- ------------------------- ----------------- --------------------------
Selma Schneider                                        60,000                  *                   60,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Emil E. Schnellbacher                                 142,750                  *                   142,750
--------------------------------------------- ------------------------- ----------------- --------------------------
Stuart Schoen                                          50,000                  *                   50,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Jim Schuster                                           18,409                  *                   18,409
--------------------------------------------- ------------------------- ----------------- --------------------------
Dinesh Sheth                                           41,641                  *                   41,641
--------------------------------------------- ------------------------- ----------------- --------------------------
The Shobe Family Trust                                 3,682                   *                    3,682
--------------------------------------------- ------------------------- ----------------- --------------------------
Steve Simon                                            42,550                  *                   42,550
--------------------------------------------- ------------------------- ----------------- --------------------------
The Simpson Trust DTD 06/22/2001                      102,728                  *                   102,728
--------------------------------------------- ------------------------- ----------------- --------------------------
Robert C. Skidmore                                    165,727                  *                   165,727
--------------------------------------------- ------------------------- ----------------- --------------------------
Robert W. Smith                                        34,706                  *                   34,706
--------------------------------------------- ------------------------- ----------------- --------------------------
Burton Scott Spencer                                   18,129                  *                   18,129
--------------------------------------------- ------------------------- ----------------- --------------------------
Steven A. Spencer                                      18,129                  *                   18,129
--------------------------------------------- ------------------------- ----------------- --------------------------
SSJ Enterprises LLC                                   280,000                  *                   280,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Donald M. Steffensen                                   10,000                  *                   10,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Larry Stephens                                         12,315                  *                   12,315
--------------------------------------------- ------------------------- ----------------- --------------------------
Richard J. Stephens                                   200,000                  *                   200,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Stonestreet Limited Partnership (5)                   774,776                                      774,776
--------------------------------------------- ------------------------- ----------------- --------------------------

--------------------------------------------- ------------------------- ----------------- --------------------------
NAME                                              NUMBER OF SHARES       PERCENTAGE OF        NUMBER OF SHARES
                                                 BENEFICIALLY OWNED       OUTSTANDING        REGISTERED FOR SALE
                                                                             SHARES                HEREBY
--------------------------------------------- ------------------------- ----------------- --------------------------
Barbara J. Stubblefield                                27,473                  *                   27,473
--------------------------------------------- ------------------------- ----------------- --------------------------
Ralph M. Swift                                         77,305                  *                   77,305
--------------------------------------------- ------------------------- ----------------- --------------------------
Tamo Systems LLC                                       20,000                  *                   20,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Richard Tessi                                          13,600                  *                   13,600
--------------------------------------------- ------------------------- ----------------- --------------------------
The Research Works Inc                                125,000                  *                   125,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Terry Valentine                                        50,000                  *                   50,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Nicholas Veghts & Faye Veghts                          28,571                  *                   28,571
--------------------------------------------- ------------------------- ----------------- --------------------------
Lance A. Viscuso                                       14,285                  *                   14,285
--------------------------------------------- ------------------------- ----------------- --------------------------
Robert L. Vivian                                      110,730                  *                   110,730
--------------------------------------------- ------------------------- ----------------- --------------------------
Tommy J. Vlahos                                        18,409                  *                   18,409
--------------------------------------------- ------------------------- ----------------- --------------------------
Jane A. Walters                                       144,357                  *                   144,357
--------------------------------------------- ------------------------- ----------------- --------------------------
Don L. Ward                                            33,052                  *                   33,052
--------------------------------------------- ------------------------- ----------------- --------------------------
Michael S. Weisser & Lori M. Weisser                   60,000                  *                   60,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Westcap Securities, Inc.                               75,246                  *                   75,246
--------------------------------------------- ------------------------- ----------------- --------------------------
Western Reserve Hedged Equity LP (3)                  222,224                  *                   222,224
--------------------------------------------- ------------------------- ----------------- --------------------------
Richard M. Wexler                                      70,000                  *                   70,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Whalehaven Funds Limited (7)                          333,331                  *                   333,331
--------------------------------------------- ------------------------- ----------------- --------------------------
John D. Wilcox                                         4,133                   *                    4,133
--------------------------------------------- ------------------------- ----------------- --------------------------
Forrest D. Williams                                   105,406                  *                   105,406
--------------------------------------------- ------------------------- ----------------- --------------------------
A. Joe Willis                                          9,205                   *                    9,205
--------------------------------------------- ------------------------- ----------------- --------------------------
Joseph C. Willis                                       9,205                   *                    9,205
--------------------------------------------- ------------------------- ----------------- --------------------------
Scott Willis                                           89,859                  *                   89,859
--------------------------------------------- ------------------------- ----------------- --------------------------
Richard Windle                                         35,204                  *                   35,204
--------------------------------------------- ------------------------- ----------------- --------------------------
Dehl R. Wolfers                                        14,452                  *                   14,452
--------------------------------------------- ------------------------- ----------------- --------------------------
Richard A. Wood                                        28,288                  *                   28,288
--------------------------------------------- ------------------------- ----------------- --------------------------
Kary Yergler                                           7,364                   *                    7,364
--------------------------------------------- ------------------------- ----------------- --------------------------
Don Young                                              12,422                  *                   12,422
--------------------------------------------- ------------------------- ----------------- --------------------------
John D. Young and DiAnn K. Young                       84,260                  *                   84,260
--------------------------------------------- ------------------------- ----------------- --------------------------
Adam James Young Trust U/A DTD August 15,              74,074                  *                   74,074
2000
--------------------------------------------- ------------------------- ----------------- --------------------------
Young Family Trust U/A DTD December 22, 1990           18,518                  *                   18,518
--------------------------------------------- ------------------------- ----------------- --------------------------
Stacy Young Hill Trust U/A DTD August 15,              74,074                  *                   74,074
2000
--------------------------------------------- ------------------------- ----------------- --------------------------
George N. Young Charitable Remainder Trust             74,074                  *                   74,074
U/A December 29, 1992
--------------------------------------------- ------------------------- ----------------- --------------------------
Robert D. Young                                        12,422                  *                   12,422
--------------------------------------------- ------------------------- ----------------- --------------------------
The Roger and Katherine Zierenberg Family              65,082                  *                   65,082
Trust DTD July 16, 1997
--------------------------------------------- ------------------------- ----------------- --------------------------
Roger Zierenberg                                       10,442                  *                   10,442
--------------------------------------------- ------------------------- ----------------- --------------------------
Robert L. Vivian (15)                                  69,914                  *                   69,914
--------------------------------------------- ------------------------- ----------------- --------------------------
Meador Family Trust DTD 09/20/2001 (15)                87,392                  *                   87,392
--------------------------------------------- ------------------------- ----------------- --------------------------
Jan Bollacker (15)                                     33,587                  *                   33,587
--------------------------------------------- ------------------------- ----------------- --------------------------
Edward A. Rose, Jr. (15)                               15,328                  *                   15,328
--------------------------------------------- ------------------------- ----------------- --------------------------
Levi D. & Rebecca G. Fabrigar (15)                     82,771                  *                   82,771
--------------------------------------------- ------------------------- ----------------- --------------------------
Virgil H. Nix (15)                                     34,231                  *                   34,231
--------------------------------------------- ------------------------- ----------------- --------------------------
William A. Messerly, Jr. (15)                          27,005                  *                   27,005
--------------------------------------------- ------------------------- ----------------- --------------------------
Sterling Trust Company, CUST FBO Richard               33,336                  *                   33,336
Fleming (15)
--------------------------------------------- ------------------------- ----------------- --------------------------
Tim O'Mara (15)                                        12,401                  *                   12,401
--------------------------------------------- ------------------------- ----------------- --------------------------
Fernando B. Motas (15)                                 99,206                  *                   99,206
--------------------------------------------- ------------------------- ----------------- --------------------------
Fernando B. Motas & Concepcion R. Motas &              42,024                  *                   42,024
Hermenegildo B. Motas & Marcelina E. Motas
(15)
--------------------------------------------- ------------------------- ----------------- --------------------------
Fernando B. Motas & Hermenegildo B. Motas              15,873                  *                   15,873
(15)
--------------------------------------------- ------------------------- ----------------- --------------------------

--------------------------------------------- ------------------------- ----------------- --------------------------
NAME                                              NUMBER OF SHARES       PERCENTAGE OF        NUMBER OF SHARES
                                                 BENEFICIALLY OWNED       OUTSTANDING        REGISTERED FOR SALE
                                                                             SHARES                HEREBY
--------------------------------------------- ------------------------- ----------------- --------------------------
Adela P. Pena (15)                                     24,802                  *                   24,802
--------------------------------------------- ------------------------- ----------------- --------------------------
Benjamin Benakote (15)                                 29,762                  *                   29,762
--------------------------------------------- ------------------------- ----------------- --------------------------
Richard C. Bergstrom (15)                              30,560                  *                   30,560
--------------------------------------------- ------------------------- ----------------- --------------------------
Sterling Trust Company, CUST FBO Joseph                61,120                  *                   61,120
Evan Haefele (15)
--------------------------------------------- ------------------------- ----------------- --------------------------
Thomas D. Ammon (15)                                   24,282                  *                   24,282
--------------------------------------------- ------------------------- ----------------- --------------------------
Emil E. Schnellbacher (15)                             60,328                  *                   60,328
--------------------------------------------- ------------------------- ----------------- --------------------------
Gerald Bolduc (15)                                     57,142                  *                   57,142
--------------------------------------------- ------------------------- ----------------- --------------------------
Lance A. Viscuso (15)                                  14,285                  *                   14,285
--------------------------------------------- ------------------------- ----------------- --------------------------
Karen Lynne Miller (15)                                85,715                  *                   85,715
--------------------------------------------- ------------------------- ----------------- --------------------------
Rheal Cote (15)                                        71,429                  *                   71,429
--------------------------------------------- ------------------------- ----------------- --------------------------
Nicholas & Faye Veghts (15)                            28,571                  *                   28,571
--------------------------------------------- ------------------------- ----------------- --------------------------
Pageantry Props & Decor (15)                           28,571                  *                   28,571
--------------------------------------------- ------------------------- ----------------- --------------------------
Jeffrey A. Callis & Darlene P. Callis (15)             48,571                  *                   48,571
--------------------------------------------- ------------------------- ----------------- --------------------------
Kate E. McKnight (15)                                  15,000                  *                   15,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Christine Iavarone (15)                                50,000                  *                   50,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Gerald Bolduc (15)                                     42,857                  *                   42,857
--------------------------------------------- ------------------------- ----------------- --------------------------
Jason D. Firth (15)                                    35,000                  *                   35,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Richard Hurd & Katherine O. Hurd (15)                  30,000                  *                   30,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Merrick Okamoto (15)                                 1,000,000                                    1,000,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Steven B. Rosner (15)                                 700,000                  *                   700,000
--------------------------------------------- ------------------------- ----------------- --------------------------
Redwood Consultants, LLC (15)                         300,000                  *                   300,000
--------------------------------------------- ------------------------- ----------------- --------------------------
VistaQuest, Inc. (15)                                 500,000                  *                   500,000
--------------------------------------------- ------------------------- ----------------- --------------------------

*        represents less than one percent.

(1) Includes 138,888 shares, 69,444 shares underlying the Unit Warrants, and 69,444 shares underlying the Green Shoe Warrants.

(2) Includes 2,111,112 shares, 1,055,556 shares underlying the Unit Warrants, and 1,055,556 shares underlying the Green Shoe Warrants.

(3) Includes 111,112 shares, 55,556 shares underlying the Unit Warrants, and 55,556 shares underlying the Green Shoe Warrants.

(4) Includes 277,778 shares, 138,888 shares underlying the Unit Warrants, and 138,889 shares underlying the Green Shoe Warrants.

(5) Includes 388,388 shares, 194,444 shares underlying the Unit Warrants, and 194,444 shares underlying the Green Shoe Warrants.

(6) Includes 111,112 shares, 55,556 shares underlying the Unit Warrants, and 55,556 shares underlying the Green Shoe Warrants.

(7) Includes 166,666 shares, 83,332 shares underlying the Unit Warrants, and 83,333 shares underlying the Green Shoe Warrants.

(8) Includes 277,778 shares, 138,888 shares underlying the Unit Warrants, and 138,889 shares underlying the Green Shoe Warrants.

(9) Includes 277,778 shares, 138,888 shares underlying the Unit Warrants, and 138,889 shares underlying the Green Shoe Warrants.

(10) Includes 1,055,556 shares, 527,778 shares underlying the Unit Warrants, and 527,778 shares underlying the Green Shoe Warrants.

(11) Includes 555,556 shares, 277,778 shares underlying the Unit Warrants, and 277,778 shares underlying the Green Shoe Warrants.

(12) Includes 2,145,834 shares, 1,072,918 shares underlying the Unit Warrants, and 1,072,917 shares underlying the Green Shoe Warrants.

(13) Includes 715,278 shares, 357,638 shares underlying the Unit Warrants, and 357,639 shares underlying the Green Shoe Warrants.

(14) Includes 555,556 shares, 277,778 shares underlying the Unit Warrants, and 277,778 shares underlying the Green Shoe Warrants.

(15) Represents options or warrants exercisable for the number of shares indicated for such person.

         With respect to each of the persons referenced in notes 1 through 14, above, notwithstanding the "Number of Shares Beneficially Owned" shown for the person listed, such person is not be entitled to exercise the Unit Warrants or the Green Shoe Warrants if, on the date of exercise, the number of shares of our common stock beneficially owned by such person and its affiliates (when added to the number of shares of our common stock issuable to such person upon the exercise of such Warrant), would result in beneficial ownership by such person and its affiliates exceeding 9.99% of the outstanding shares of our common stock on such date. Such person may revoke this restriction upon 61 days prior notice to us.

                              PLAN OF DISTRIBUTION

         We are registering 17,777,780 shares of our common stock on behalf of the February 2004 selling stockholders. Such shares consist of the Shares and the shares underlying the Warrants. On February 18, 2004, we consummated the issuance of (i) 8,888,892 newly-issued Shares, (ii) Unit Warrants to purchase 4,444,442 newly-issued shares of the Company's common stock, and (iii) Green Shoe Warrants to purchase 4,444,446 newly-issued shares of the Company's common stock, to a small number of institutional and other accredited investors, resulting in approximately $8 million in gross proceeds to the Company, prior to the exercise of the Warrants. Of such amount, $4,000,000 is held in escrow pending the filing by the Company of a registration statement in respect of the Shares and the shares of common stock underlying the Warrants. The effective price in the private placement was $.90 for each unit. Each unit consists of one Share of common stock, a Unit Warrant to purchase one-half of a share of common stock, and a Green Shoe Warrant to purchase one-half of a share of common stock. The unit purchase price was determined based on the fair market value of the Company's common stock as determined in good faith by the Board of Directors of the Company. The Unit Warrants have an exercise period of five years and an exercise price of $1.65 per share. The Green Shoe Warrants have an exercise period of 45 days following the effectiveness of the registration statement and an exercise price of $1.25 per share. The Unit Warrants are exercisable in cash, and, under certain circumstances, allow for cashless exercise, representing a potential $7.3 million in additional proceeds. The Green Shoe Warrants are exercisable in cash, and, under certain circumstances, allow for cashless exercise, representing a potential $5.6 million in additional proceeds. Assuming the Warrants are fully-exercised, the total gross proceeds of this offering are approximately $20.9 million. The Company has received a limited waiver from the subscribers in such private offering in respect of the Company's failure to have filed this registration statement with the Commission by April 2, 2004. The Company acknowledges the liquidated damages obligations set forth in Section
11.4 of the related Subscription Agreement and will act in accordance with such section.

         We are also registering 20,821,156 additional shares of our common stock, which also includes 3,791,063 shares underlying those various warrants and options, for sale by other selling stockholders.

         The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more, or a combination of, the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

       In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell shares short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this Prospectus. The selling stockholder may also loan or pledge the shares registered hereunder to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares pursuant to this Prospectus.

       Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) in amounts to be negotiated in connection with the sale. Such broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. If the selling stockholders or any broker-dealers qualify as "underwriters," they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The selling stockholders may transfer the shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other non-sale related transfer.

       The selling stockholders have not advised us that they have entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their securities. We have not been advised by any of the selling stockholders that there is any underwriter or coordinating broker acting in connection with the proposed sale of the shares.

       In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

       Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this Prospectus available to the selling stockholders and has informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this Prospectus or any related prospectus supplement.

       We will file a supplement to this Prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose: (a) the name of each such selling stockholder and of the participating broker-dealer(s), (b) the number of shares involved, (c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,
(e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, and (f) other facts material to the transaction.

       The selling stockholders will be responsible for any fees, disbursements and expenses of any counsel for the selling stockholders. All other expenses incurred in connection with the registration of the shares, including printer's and accounting fees and the fees, disbursements and expenses of counsel for us will be borne by us. Commissions and discounts, if any, attributable to the sales of the Shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We will indemnify the selling stockholders against claims arising out of any untrue statement of a material fact contained in this registration statement or any omission to state therein a material fact necessary in order to make the statement made therein not misleading.

       We have undertaken to keep a registration statement of which this Prospectus constitutes a part effective until the earlier of the disposition of the securities offered hereby or two years after the date the registration statement is declared effective by the Commission. After such period, if we choose not to maintain the effectiveness of the registration statement of which this Prospectus constitutes a part, the securities issuable offered hereby may not be sold, pledged, transferred or assigned, except in a transaction which is exempt under the provisions of the Securities Act or pursuant to an effective registration statement thereunder.

                                   LITIGATION

         From time to time, we are involved in various legal proceedings relating to claims arising in the ordinary course of business. We are not a party to any such legal proceedings, the adverse outcome of which, individually or taken together with all other legal proceedings, is expected to have a material adverse effect on our prospects, financial condition or result of operation.

         The Company was previously engaged in an action filed in the Superior Court of California, County of Orange, on September 20, 2002 by Feldhake, August & Roquemore LLP for alleged non-payment of legal fees for services rendered to the Company's predecessor, American Career Centers, Inc. In lieu of litigation, the parties entered into a Settlement Agreement on December 18, 2002. The Settlement Agreement has been fully satisfied.

         As of April 2, 2004, the Company was served with a copy of a summons and complaint, styled South Beach Beverage Company, Inc., a Delaware corporation, Plaintiff, vs. American Water Star, Inc., a Nevada corporation, and Roger Mohlman, Defendants, United States District Court, District of Nevada, Case No. CV-S-04-0387-KJD-LRL. On April 22, 2004, the parties filed with the Court a stipulation granting defendants an extension of time up to and including May 24, 2004 to respond to the complaint. Plaintiff has alleged causes of action for trademark infringement, unfair competition and unfair and deceptive trade practices, and trademark dilution based upon the Company's February 10, 2004, announcement of the commencement of the launch of its South Beach line of beverages and the filing of certain U.S. trademark applications. Plaintiff seeks a permanent injunction against defendants' use of certain trademarks alleged by plaintiff to be its property and against certain conduct alleged by plaintiff to constitute unfair practices, an order of abandonment of certain of the Company's pending trademark applications, and damages consisting of the Company's profits and plaintiff's losses (actual and trebled) derived from the conduct alleged by plaintiff to have been improper, as well as incidental disclosure and plaintiff's attorneys' fees. The defendants have not yet analyzed the complaint, but, upon preliminary analysis, believe that plaintiff's allegations are without merit. The defendants expect to defend the action vigorously.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered in this Prospectus will be passed upon by Bryan Cave LLP, Irvine, California.

                                     EXPERTS

         Kelly & Company ("Kelly & Co."), independent auditors, audited our financial statements for the year ended December 31, 2003, included in this Prospectus and elsewhere in this Prospectus. These financials statements are incorporated by reference in reliance on Kelly & Co.'s report, given on their authority as experts in accounting and auditing.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On September 30, 2003, we engaged Kelly & Co as our principal independent accountant after the resignation of Weinberg & Co as our principal independent accountant on August 18, 2003. (See our Current Report on Form 8-K, as filed with the Commission on August 25, 2003 and October 6, 2003.)

         We have had no disagreements on accounting and financial disclosure with our former principal independent accountant, Weinberg & Co, and our current principal independent accountant, Kelly & Co, during our last two most recent fiscal years.

                       WHERE YOU CAN FIND MORE INFORMATION

       We are subject to the informational requirements of the Exchange Act. As a result, we file annual, quarterly and current reports, proxy statements and other information with the Commission. Here are ways you can reach and obtain copies of this information:

                     WHAT IS AVAILABLE                                             WHERE TO GET IT
-------------------------------------------------------------  --------------------------------------------------------
                Paper copies of information                                  SEC's Public Reference Room
                                                                              Judiciary Plaza Building
                                                                          450 Fifth Street, N.W., Room 1024
                                                                               Washington, D.C. 20549

                                                                            SEC's Pacific Regional Office
                                                                         5670 Wilshire Boulevard, 11th Floor
                           Los Angeles, CA 90036-3648

            On-line information, free of charge                     SEC's Internet website at http://www.sec.gov

     Information about the SEC's Public Reference Rooms                    Call the SEC at 1-800-SEC-0330

       This Prospectus is part of a Registration Statement on Form SB-2 we filed with the Commission. This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. You can get a copy of the registration statement from the sources listed above.

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003 AND
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                        INDEX TO THE FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003 AND
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.

Independent Auditors' Reports........................................................................1

Consolidated Financial Statements:

       Consolidated Balance Sheet as of December 31, 2003............................................3

       Consolidated Statements of Operations for the Year Ended December 31, 2003 and for the
         Period from August 20, 2002 (Inception) to December 31, 2002  ..............................5

       Consolidated Statements of Shareholders' Equity for the Year Ended December 31, 2003 and
         for the Period from August 20, 2002 (Inception) to December 31, 2002  ......................6

       Consolidated Statements of Cash Flows for the Year Ended December 31, 2003 and for the
         Period from August 20, 2002 (Inception) to December 31, 2002  ..............................8

Notes to the Consolidated Financial Statements as of December 31, 2003 and for
   the Year Ended December 31, 2003 and for the Period from August 20, 2002
   (Inception) to December 31, 2002  ...............................................................10


                                       F-

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
American Water Star, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of American Water Star, Inc. and subsidiaries as of December 31, 2003 and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of American Water Star, Inc. and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

Kelly & Company
Costa Mesa, California

April 2, 2004

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2003

--------------------------------------------------------------------------------

                                     ASSETS

Current assets:

       Cash                                                           $  721,396
       Accounts receivable - trade, net of allowance
        for doubtful accounts of $247,037                                 24,841
       Inventories                                                     2,959,785
       Notes receivable                                                   35,000
       Deferred financing costs                                           33,279
                                                                      ----------

             Total current assets                                      3,774,301


Plant and equipment, net                                               1,446,663

Bottling and other equipment held for future use                       2,258,571

Deposits                                                                  46,500
                                                                      ----------

TOTAL ASSETS                                                          $7,526,035
                                                                      ==========



    The accompanying notes are an integral part of the financial statements.

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2003


                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
       Accounts payable - trade and other accrued expenses                            $    384,882
       Advances from and accrued compensation to chairman, chief
         executive officer, and majority shareholder                                       321,510
       Advances from related parties                                                       542,747
                                                                                      ------------
TOTAL CURRENT LIABILITIES                                                                1,249,139
                                                                                      ------------

Commitments and contingencies

Shareholders' equity:
       Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued             --
       Series A preferred convertible, 4,100,000 shares authorized, none issued                 --
       Common stock, $.0001 par value, 150,000,000 shares authorized, 63,263,206
         shares issued and outstanding                                                       6,327
       Additional paid-in capital                                                       13,812,021
       Unearned consulting services                                                       (637,883)
       Accumulated deficit                                                              (6,903,569)
                                                                                      ------------

TOTAL SHAREHOLDERS' EQUITY                                                               6,276,896
                                                                                      ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                            $  7,526,035
                                                                                      ============


    The accompanying notes are an integral part of the financial statements.

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.

                                                                                       For the
                                                                                     Period from
                                                                      For the       August 20, 2002
                                                                     Year Ended     (Inception) to
                                                                 December 31, 2003 December 31, 2002
                                                                 ----------------- -----------------
Sales                                                               $  3,784,748    $    458,152
       Less: slotting fees                                             1,120,660              --
                                                                    ------------    ------------

Net sales                                                              2,664,088         458,152
Cost of sales                                                          1,651,846         260,636
                                                                    ------------    ------------
       Gross profit                                                    1,012,242         197,516
                                                                    ------------    ------------

Operating expenses:
       General and administrative - third parties                      3,683,326         753,219
       General and administrative - related parties                    1,415,964              --
       Impairment charges on equipment                                 1,745,669              --
       Depreciation                                                       98,416           7,971
       Amortization                                                      143,920          13,625
                                                                    ------------    ------------

             Total operating expenses                                  7,087,295         774,815
                                                                    ------------    ------------

Operating loss                                                        (6,075,053)       (577,299)
                                                                    ------------    ------------

Other expense:
       Interest expense - third parties                                 (202,036)             --
       Interest expense - related parties                                (49,181)             --
                                                                    ------------    ------------
             Total other expense                                        (251,217)             --
                                                                    ------------    ------------

NET LOSS                                                            $ (6,326,270)   $   (577,299)
                                                                    ============    ============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED                       $      (0.14)   $      (0.04)
                                                                    ============    ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED     44,257,133      13,528,523
                                                                    ============    ============


    The accompanying notes are an integral part of the financial statements.

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.

                                                         Common Stock            Additional
                                                  --------------------------       Paid-In
                                                     Shares       Par Value        Capital
-----------------------------------------------------------------------------------------------
BALANCE AT AUGUST 20, 2002 (INCEPTION)                    --              --              --

    Stock issued for equipment and inventory      11,103,433     $     1,110     $ 3,125,697

     Stock issued for officer services             2,562,393             256         689,064

     Stock issued in recapitalization of
       American Distributing & Packaging, Inc.     5,200,000             520       2,590,356

     Stock issued in recapitalization of
       American Water Star, Inc.                   6,915,256             692         (99,621)

     Stock issued for cash, net                    1,258,892             126         273,493

     Stock issued for related party note payable     913,802              92         259,361

     Stock issued for equipment and software       2,204,622             220         617,074

     Net loss                                             --              --              --
-----------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2002                        30,158,398     $     3,016     $ 7,455,424
===============================================================================================

                                                         Unearned
                                                        Consulting      Accumulated
                                                         Services         Deficit           Total
-----------------------------------------------------------------------------------------------------
BALANCE AT AUGUST 20, 2002 (INCEPTION)                          --               --               --

    Stock issued for equipment and inventory                    --               --      $ 3,126,807

     Stock issued for officer services                          --               --          689,320

     Stock issued in recapitalization of
       American Distributing & Packaging, Inc.                  --               --        2,590,876

     Stock issued in recapitalization of
       American Water Star, Inc.                       $  (636,400)              --         (735,329)

     Stock issued for cash, net                                 --               --          273,619

     Stock issued for related party note payable                --               --          259,453

     Stock issued for equipment and software                    --               --          617,294

     Net loss                                                   --      $  (577,299)        (577,299)
-----------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2002                             $  (636,400)     $  (577,299)     $ 6,244,741
=====================================================================================================

    The accompanying notes are an integral part of the financial statements.

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.

                                                      Common Stock             Additional
                                               --------------------------        Paid-In
                                                  Shares       Par Value         Capital
---------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2002                     30,158,398     $      3,016     $  7,455,424

     Shares issued for cash                     5,693,662              569        1,952,054

     Shares issued for extension of
       notes payable                               39,000                4            7,776

     Shares issued upon conversion of
       notes payable                            2,785,036              279          731,406

     Shares issued upon conversion of
       notes payable to related party           1,828,153              183          254,274

     Shares issued to related party
       for inventory                           15,666,934            1,567        1,251,788

     Shares issued for placement of
       factoring agreement                        300,000               30           59,970

     Shares and warrants issued for services    6,792,023              679        2,735,729

     Amortization of unearned
        consulting services                            --               --               --

     Reversal of unearned
       consulting services                             --               --         (636,400)

     Net loss                                          --               --               --
---------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2003                     63,263,206     $      6,327     $ 13,812,021
=============================================================================================

                                                    Unearned
                                                   Consulting       Accumulated
                                                    Services          Deficit            Total
---------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2002                       $   (636,400)     $   (577,299)     $  6,244,741

     Shares issued for cash                                --                --         1,952,623

     Shares issued for extension of
       notes payable                                       --                --             7,780

     Shares issued upon conversion of
       notes payable                                       --                --           731,685

     Shares issued upon conversion of
       notes payable to related party                      --                --           254,457

     Shares issued to related party
       for inventory                                       --                --         1,253,355

     Shares issued for placement of
       factoring agreement                                 --                --            60,000

     Shares and warrants issued for services       (2,736,408)               --                --

     Amortization of unearned consulting
       services                                     2,098,525                --         2,098,525

     Reversal unearned consulting services            636,400                --                --

     Net loss                                              --        (6,326,270)       (6,326,270)
---------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2003                       $   (637,883)     $ (6,903,569)     $  6,276,896
===================================================================================================

    The accompanying notes are an integral part of the financial statements.

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.

                                                                                              For the
                                                                                             Period from
                                                                            For the        August 20, 2002
                                                                          Year Ended       (Inception) to
                                                                      December 31, 2003   December 31, 2002
                                                                      -----------------   -----------------
Cash flows used in operating activities:
       Net loss                                                           $(6,326,270)        $  (577,299)
        Adjustments to reconcile net loss to net
          cash used in operating activities:
             Depreciation                                                     232,507               7,971
             Amortization                                                     143,920              13,625
             Stock issued for services                                      2,098,525             689,320
             Impairment charges on equipment                                1,745,669                  --
             Accrued interest - related parties                                49,181                  --
             Provision for doubtful accounts                                  302,037                  --
             Amortization - deferred financing cost                            26,721                  --
             Changes in operating assets and liabilities:
                 (Increase) decrease in:
                     Accounts receivable - trade                             (238,207)            (88,671)
                     Inventories                                             (116,255)           (308,669)
                     Other assets                                              88,254                  --
                 Increase (decrease) in:
                     Accounts payable - trade and accrued expenses            127,520            (156,011)
                     Accrued compensation                                     169,200                  --
                                                                          -----------         -----------
NET CASH USED IN OPERATING ACTIVITIES                                      (1,697,198)           (419,734)
                                                                          -----------         -----------

Cash flows used in investing activities:
       Purchase of equipment - third parties                                  (76,727)            (16,658)
       Purchase of equipment - related parties                               (123,020)                 --
       Increase in notes receivable                                           (30,000)            (55,000)
                                                                          -----------         -----------
NET CASH USED IN INVESTING ACTIVITIES                                        (229,747)            (71,658)
                                                                          -----------         -----------

Cash flows provided by financing activities:
       Proceeds from issuance of common stock                               1,952,623             273,619
       Proceeds from issuance of notes payable - third parties                146,475                  --
       Advances from a related party                                          357,063                  --
       Advances from chairman, chief executive officer, and
         majority shareholder                                                 106,190                  --
       Net proceeds on note payable - chairman, chief executive
         officer, and majority shareholder                                         --             303,763
                                                                          -----------         -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                   2,562,351             577,382
                                                                          -----------         -----------
NET INCREASE IN CASH                                                          635,406              85,990
CASH - BEGINNING OF PERIOD                                                     85,990                  --
                                                                          -----------         -----------
CASH - END OF PERIOD                                                      $   721,396         $    85,990
                                                                          ===========         ===========

    The accompanying notes are an integral part of the financial statements.

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.


                Supplemental Disclosure of Cash Flow Information

                                                                   For the
                                                                 Period from
                                                For the        August 20, 2002
                                              Year Ended        (Inception) to
                                           December 31, 2003   December 31, 2002
                                           -----------------   -----------------
Interest paid - third party                     $23,533              --
Income taxes paid                                    --              --


     Supplemental Disclosure of Non-Cash Investing and Financing Activities

The Company purchased inventory from its chairman, chief executive officer and majority shareholder for 15,666,934 shares of the Company's common stock with fair value of $1,253,355, which equaled the lower of predecessor cost or fair value of inventory.

During 2003, the holders of the Company's 10%, 15%, and 25% convertible notes payable totaling $731,685 elected to convert the notes payable into 2,785,036 shares of the Company's common stock.

At December 31, 2003, the Company issued a note payable to acquire inventory from a related party for $375,960.

During 2003, the Company issued 1,828,153 shares of its common stock to a shareholder and officer of the corporation as payment of liabilities to the shareholder of $254,457.

During 2003, the Company issued 300,000 shares of its common stock as a placement fee for a credit facility with a value of $60,000. The fee is being amortized as interest expense over the life of the facility.

During 2003, the Company issued 39,000 shares of its common stock having a fair market value of $7,780 in exchange for the extension of the maturity dates on certain of its convertible notes.

During 2002, the Company issued 3,219,996 shares of common stock to a shareholder for inventory with a cost of $905,546.

During 2002, the Company issued 7,883,437 shares of common stock to a shareholder for office and bottling equipment with a cost of $2,221,260.

During 2002, the Company issued 913,802 shares of common stock to a shareholder in exchange for a note payable of $259,453.

During 2002, the Company issued 2,204,622 shares of common stock for equipment and software with a cost of $617,294.


    The accompanying notes are an integral part of the financial statements.

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003 AND
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.



1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Principles of Consolidation

       The accompanying consolidated financial statements include the accounts of American Water Star, Inc., a Nevada corporation (the "Company") and its wholly-owned subsidiaries, All Star Beverage, Inc., American Distributing & Packaging, Inc., and Tunlaw Corporation (an inactive subsidiary).

       In December 2002, American Career Centers, Inc., a Nevada corporation, issued shares constituting a majority of its post-issuance common shares outstanding in exchange for all of the outstanding common shares of All Star Beverage, Inc. ("All Star") and American Distributing & Packaging, Inc. ("AD&P") and the former shareholders of All Star and AD&P became the controlling shareholders of American Career Centers, Inc., which then changed its name to American Water Star, Inc. The accompanying financial statements reflect the results of operations and financial condition of All Star and AD&P.

       All significant intercompany transactions and balances have been eliminated in consolidation.

       All references to 2003 represent the year ended December 31, 2003. All references to 2002 represent the period from August 20, 2002 (inception) to December 31, 2002.

       Nature of Operations

       The principal business of the Company is the production and sale of a variety of nonalcoholic, uncarbonated beverages. Through December 31, 2003, the Company's products were produced by third-party bottling companies under long term production contracts. These products are bottled to the Company's specifications using inventory provided by the Company. The Company sells its products through brokers, and directly to distributors and customers. The Company's customers include retail operations and governmental agencies.

       Use of Estimates

       In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts during the reported period. Actual results could differ from those estimates.

       Examples of significant estimates include the allowance for doubtful accounts, valuation allowance on deferred tax asset and the recoverability of long-lived assets.

       Cash

       The Company maintains cash balances in bank deposit accounts, money market accounts, and time deposit accounts. At December 31, 2003, these accounts that either exceeded

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003 AND
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

       Cash, Continued

       federally insured limits or were not federally insured amounted to $614,093; however, the Company has not experienced any losses in such accounts. The Company has no requirements for compensating balances.

       Allowance for Doubtful Accounts

       The Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

       Inventory

       Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

       Deferred Financing Costs

       The cost to obtain the third party factoring arrangement is amortized on the straight line method over one year (Note 8).

       Plant and Equipment

       Plant and equipment are recorded at cost. Plant and equipment are depreciated or amortized on a straight-line basis over the estimated useful lives of the assets as follows:

             Warehouse and bottling equipment                      5 to 10 years
             Office furniture and equipment                         5 to 7 years
             Computer hardware and software                              3 years
             Leasehold improvements                            Life of the lease

       Depreciation commences when equipment is placed in service. Leasehold improvements are amortized over the remaining life of the lease. Website development costs are amortized over three years.

       Expenditures for renewals and improvements are charged to the property accounts. Replacements, maintenance and repairs that do not improve or extend the life of the respective asset are expensed as incurred.

       Repairs and maintenance costs totaled $64,394 in 2003 and $6,000 in 2002.

       Impairment of Long-Lived Assets

       The Company reviews the carrying value of long-lived assets for impairment whenever events or a change in circumstances indicates that the carrying value of such assets may not be recoverable. Measurement of the impairment loss is based on the fair value of the asset.

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003 AND
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

       Revenue Recognition

       Revenue from the sale of products is recognized when title and risk of loss have passed to the customer. Revenue is recorded at the time of shipment and is net of discounts, rebates, and promotional costs.

       Sales Promotion and Slotting Fees

       The cost of Company products used for sales promotion is included in cost of sales. The values of products used in promotion activities are not included in sales. Slotting fees that are paid to the Company's customers for the right to sell its products in the customers' retail facilities, either in cash or the Company's products, are classified in the statement of operations as a reduction of sales.

       Advertising Costs

       Advertising costs are expensed as incurred. Advertising costs totaled $42,814 in 2003 and $38,800 in 2002.

       Freight Costs

       The Company generally sells its products FOB shipping point and in some cases arranges for shipment to its customers. Freight costs related to sales paid by the Company are included in the cost of sales.

       Fair Value of Financial Instruments

       Statement of Financial Accounting Standards No. 107, Disclosure About Fair Value of Financial Instruments, requires certain disclosures regarding the fair value of financial instruments. Cash, accounts and notes receivable, accounts payable, accrued liabilities, notes payable and amounts due to shareholder are reflected in the financial statements at fair value because of the short-term maturity of the instruments.

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003 AND
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

       Reclassifications

       Certain reclassifications have been made to the prior years' financial statements to conform to the current year presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

       Recent Accounting Pronouncements

       In November 2002, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ("FIN No. 45"). FIN No. 45 clarifies and expands on existing disclosure requirements for guarantees, including loan guarantees. It also would require that, at the inception of a guarantee, the Company must recognize a liability for the fair value of its obligation under that guarantee. The initial fair value recognition and measurement provisions will be applied on a prospective basis to certain guarantees issued or modified after December 31, 2002. The disclosure provisions are effective for financial statements of periods ending after December 15, 2002. The Company's adoption of FIN No. 45 did not have a material impact on its financial position, cash flows or results of operations.

       In January 2003 the FASB issued Intepretation No. 46R, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 ("FIN No. 46R"). FIN No. 46R requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003 AND
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

       Recent Accounting Pronouncements, Continued

       investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46R is effective for all new variable interest entities created or acquired after December 31, 2003. For variable interest entities created or acquired prior to December 31, 2003, the provisions of FIN 46R must be applied for the first interim or annual period beginning after March 15, 2004. The Company does not expect that the adoption of FIN 46R will have a material impact on its consolidated financial position, results of operations or cash flows, as the Company has no interests in variable interest entities.

2.     ACCOUNTS RECEIVABLE - TRADE

       Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectibility of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of the Company's customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required.

       Changes in the allowance for doubtful accounts during 2003 follow:

             Beginning balance                                               --
             Provision for doubtful accounts                         $  302,037
             Write-offs                                                 (55,000)
                                                                     ----------
             ENDING BALANCE                                          $  247,037
                                                                     ==========

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003 AND
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.


2.     ACCOUNTS RECEIVABLE - TRADE, CONTINUED

       All factored accounts receivable at December 31, 2003 have been collected.

       Third-Party Factor

       Pursuant to a factoring agreement, with recourse against the Company in the event of a loss, the Company factors the majority of its receivables with a third-party factor, which are assigned on a pre-approved basis. At December 31, 2003, the factoring charge amounts to .089% per day (32.5% per annum) between the date of purchase of the receivable and the date of payment by the customer. During 2003, the fees paid pursuant to this agreement were $23,533. The Company's obligations to the factor are collateralized by all of the Company's accounts receivable, inventories, and equipment. The advances for factored receivables are made pursuant to a revolving purchase of accounts agreement. No maximum credit limit has been specified in the agreement.

       Related Party Factor

       Pursuant to a factoring agreement, the Company factored certain of its accounts receivable with a related party factor. The factoring agreement required a 5% transaction fee and daily usage fee based on an annual percentage rate. The maximum amount to be advanced under this agreement is $4,000,000. Total fees incurred under this agreement during 2003 was $49,181. The Company's obligations to the factor are collateralized by all of the Company's accounts receivable, inventories, and equipment. The unpaid amounts due from the related party factor have been offset against advances from that same related party (Note 7).

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003 AND
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.


3.     INVENTORIES

       At December 31, 2003 inventories consisted of the following:

               Raw materials                                $2,602,611
               Finished goods                                  357,174
                                                            ----------

               TOTAL INVENTORIES                            $2,959,785
                                                            ==========


4.     NOTES RECEIVABLE

       Notes receivable at December 31, 2003 are as follows:

               Note receivable, interest at 7% per annum,
                 without collateral, due July 21, 2004           $10,000
               Note receivable, interest at 7% per annum,
                 without collateral, due November 6, 2004         25,000
                                                                 -------

               TOTAL NOTES RECEIVABLE                            $35,000
                                                                 =======


5.     PLANT AND EQUIPMENT

       Plant and equipment at December 31, 2003 consisted of the following:


               Bottling and other equipment              $   755,794
               Office equipment                              483,107
               Furniture and fixtures                         76,500
               Website                                       357,589
               Vehicles                                        7,900
               Improvements                                   74,172
                                                         -----------
                                                           1,755,062
                   Less: accumulated depreciation           (308,399)
                                                         -----------

               TOTAL PLANT AND EQUIPMENT, NET            $ 1,446,663
                                                         ===========


       Bottling and other equipment currently in service is physically located at and operated by a third-party bottling entity that provides copacking services under a production agreement with the Company (Note 9). This arrangement has resulted in the Company obtaining favorable pricing for the related copacking services provided to it under this agreement.

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003 AND
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.


5.     PLANT AND EQUIPMENT, CONTINUED

       Bottling and other equipment with a book value of $2,258,571 has not been put into use at December 31, 2003 and is classified as bottling and other equipment held for future use (Note 10).

       Depreciation expense totaled $232,507 in 2003 and $7,971 in 2002.

       Depreciation of $134,091 in 2003 was included in the cost of sales; there was no depreciation expense that was included in the cost of sales in 2002.

       Amoritization expense was $143,920 in 2003 and $13,625 in 2002.

6.     IMPAIRMENT CHARGES ON EQUIPMENT

       As a result of the delay in implementation of the Company's business plan concerning installation of its bottling and other equipment and slower than anticipated growth in the sales of its products, the Company recorded an impairment in the carrying value of its bottling and other equipment of $1,745,669 at December 31, 2003. Of the impairment charge, $437,639 related to bottling and other equipment currently used in the Company's operations. The portion of the impairment charge attributable to bottling and other equipment held for future use was $1,308,030.

       In determining the amount of the impairment, the Company obtained a valuation from an independent appraiser. The valuation was based on fair market value assuming the orderly sale of the valued equipment in, and the existence of, a market for that equipment. The Company does not plan to dispose of this bottling and other equipment, but rather to use it in its future operations.

7.     RELATED PARTY TRANSACTIONS

       The Company has entered into several transactions with its chairman, chief executive officer, and majority shareholder, and with entities that were related to this individual at the time the transactions or relationships commenced.

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003 AND
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.


7.     RELATED PARTY TRANSACTIONS, CONTINUED

       During 2003:

              The Company purchased inventory from its chairman, chief executive officer and majority shareholder for 15,666,934 shares of the Company's common stock with fair value of $1,253,355, which equaled the lower of predecessor cost or fair value of the inventory.

              The Company's chairman, chief executive officer, and majority shareholder assumed an obligation recorded by the Company in the amount of $106,169. This assumption is included in advances from and accrued compensation to the Company's chairman, chief executive officer, and majority shareholder.

              Entities controlled by the former wife of the Company's chairman, chief executive officer, and majority shareholder provided the following to the Company:

                 Services
                 --------

                     Software acquisition and website maintenance       $354,202

                     Computer hardware and other software acquisition   $388,414

                     Rents on facilities under sublease arrangements    $365,250

                     Leased employee cost                               $308,098
                                                                      ----------
                                                                      $1,415,964
                                                                      ==========

                 These entities also billed the Company for the following:

                 o   Lease deposits on subleases                         $57,600
                                                                        ========

                 o   Tenant improvements to subleased facilities         $40,888
                                                                        ========

                 o   Bottling and office equipment                      $199,805
                                                                        ========

                 o   Cash advances                                      $704,800
                                                                        ========

                 o   Accounts receivable - trade factoring agreement
                     (Note 2)                                            $49,181
                                                                        ========

       During 2002:

              The Company entered into a note receivable of $5,000 with a shareholder.

              The Company exchanged 913,802 shares of common stock for a note payable to an officer of $259,453.

              The Company issued 2,562,391 shares of common stock for services to an officer having a fair value of $689,320.

              The Company exchanged 11,103,433 shares of common stock for bottling equipment and inventory from an officer with a fair value of $3,126,807.

              The Company exchanged 5,000,000 shares of common stock for bottling equipment from an officer.

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003 AND
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.


8.     SHAREHOLDERS' EQUITY

       Common Stock Issued for Cash

       During 2003, the Company sold, in several offerings, 5,693,662 shares of its common stock and warrants to purchase 2,746,550 shares of its common stock with exercise prices of $0.53 and $0.54 per share. The net proceeds of these offerings totaled $1,952,623.

       During 2002, the Company sold 1,169,860 shares of common stock and issued 89,032 shares of common stock as direct offering costs for net proceeds of $273,619.

       Common Stock Issued for Extension of Convertible Notes Payable

       During 2003, the Company issued 39,000 shares of its common stock with a fair value of $7,780 for a one-year extension of the due date of convertible notes payable.

       Common Stock Issued Upon Conversion of Convertible Notes Payable

       During 2003, the holders of the Company's 10%, 15%, and 25% convertible notes payable totaling $731,685 elected to convert the notes payable into 2,785,036 shares of the Company's common stock.

       Common Stock and Warrants Issued for Consulting Services

       During 2003, the Company issued 6,792,023 shares of its common stock and warrants to purchase 1,700,000 common shares for consulting services. The fair value of these shares and warrants totalled $2,736,408. Of this amount, $637,883 relates to services that remain to be provided in future years as of December 31, 2003. Using the Black-Scholes pricing model, the warrants were valued using the following assumptions: no annual dividends, expected volatility of 95%, weighted average risk free interest rate of 1.29%, and a weighted average term of 1.5 years.

       During 2002 the Company issued 2,562,393 shares of common stock to an officer for services having a fair value of $689,320. In addition, the Company was seeking the return of 430,000 shares of common stock with a fair value of $636,400 due to the non-performance of services provided prior to August 20, 2002. This amount was reversed during 2003.

       Common Stock Issued for Equipment and Software

       The Company purchased inventory from its chairman, chief executive officer and majority shareholder for 15,666,934 shares of the Company's common stock with fair value of $1,253,355, which equaled the lower of predecessor cost or fair value of the inventory.

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003 AND
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.


8.     SHAREHOLDERS' EQUITY, CONTINUED

       Common Stock Issued for Equipment and Software, Continued

       During 2002, the Company exchanged 2,204,622 shares of its common stock for equipment and software with a fair value of $617,294.

       During 2002, the Company exchanged 11,103,433 shares of common stock for bottling equipment and inventory from an officer with a fair value of $3,126,807.

       Common Stock Issued for Third Party Factoring Agreement

       During 2003, the Company issued 300,000 shares of common stock as a fee in obtaining the third party accounts receivable factoring agreement. These shares had a fair value of $60,000 at the time of issuance.

       Common Stock Issued Upon Conversion of Notes Payable - Related Party

       During 2003, the Company issued 1,828,153 shares of its common stock to a related party in satisfaction of debt obligations totaling $254,457. The issuance of shares in satisfaction of the obligation was based on the fair value of the stock at the time of issuance, and no gain or loss was recorded on this transaction.

       During 2002, the Company issued 913,802 shares of common stock in satisfaction of note payable to an officer of $259,453. The shares were recorded at the fair value of the note and no gain or loss on the extinguishment of the debt.

       Common Stock Warrants

       During 2002, the Company issued 227,000 common stock warrants at an exercise price of $0.36 to a consultant for stock placement services. The warrants expire in 2007. Using the Black-Scholes model, the warrants were valued at $95,691 using the following assumptions; no annual dividends, expected volatility of 349%, risk free interest rate of 3.25% and a term of five years. The amount was recorded as a stock placement cost prior to the recapitalization.

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003 AND
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.


8.     SHAREHOLDERS' EQUITY, CONTINUED

       Summary of Warrants

       The following table summarizes warrants outstanding at December 31, 2003.

                                              Weighted         Weighted                              Weighted
                         Warrants              Average          Average          Warrants             Average
    Exercise          Outstanding at          Remaining        Exercise       Exercisable at         Exercise
      Price          December 31, 2003     Life (in Years)       Price       December 31, 2003         Price
----------------------------------------------------------------------------------------------------------------
 $0.25 to $0.37             827,000              1.96        $     0.34             827,000        $     0.34
 $0.38 to $0.57           2,930,241              2.44        $     0.48           2,930,241        $     0.48
 $0.58 to $0.87             716,309              1.62        $     0.63             716,309        $     0.63
      $1.00                 100,000              1.00        $     1.00             100,000        $     1.00
      $2.00                 100,000              1.00        $     2.00             100,000        $     2.00
                          ---------                                               ---------
                          4,673,550                                               4,673,550
                          =========                                               =========


       The following table summarizes the grants of warrants in 2003 and 2002.

                                                                  Weighted
                                                                   Average
                                                                  Exercise
                                                     Warrants       Price
                                                     --------     ---------
             OUTSTANDING AT AUGUST 20, 2002              --             --
                 Warrants granted                    227,000       $   0.36
                                                   ---------       --------
             OUTSTANDING AT DECEMBER 31, 2002        227,000           0.36
                 Warrants granted                  4,446,550           0.53
                 Warrants exercised                       --            --
                 Warrants forfeited                       --            --
                                                   ---------       --------
             OUTSTANDING AT DECEMBER 31, 2003      4,673,550       $   0.52
                                                   =========       ========


       As of December 31, 2003, the Company has reserved for future issuance common stock as follows:

             Warrants                                              4,673,550
                                                                  ==========

       Per Share Data

       Net loss per share for 2003 and 2002 is computed based on the weighted average number of shares of common stock outstanding during the period. The effect of common stock equivalents was not included because the effect was anti-dilutive.

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003 AND
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.


9.     COMMITMENTS AND CONTINGENCIES

       Legal Proceedings

       The Company is involved in various unresolved legal actions, administrative proceedings and claims in the ordinary course of business. Although it is not possible to predict with certainty the outcome of these unresolved actions, the Company believes these unresolved legal actions will not have a material effect on its financial position or results from operations.

       On April 2, 2004, the Company was served with a complaint by South Beach Beverage Company, Inc. in a matter that alleges trademark infringment among other things. The plaintiffs are seeking a permanent injunction against the Company's use of certain trademarks. During 2002, 2003, and through March 31, 2004, the Company has not sold, nor does it have any orders for, any of the products that may be involved in this dispute. The Company has not as of yet adequately reviewed the complaint, but based on its preliminary analysis, management believes the allegations are without merit and plans to vigorously defend itself in this legal matter.

       Operating Leases

       The Company leases two facilities under long-term non-cancelable operating sublease agreements expiring at various dates through March 2008. The sublessor on these leases is an entity controlled by the former wife of the Chief Executive Officer. The non-cancelable operating leases provide that the Company pays property taxes, insurance and certain operating expenses applicable to the leased premises. Rent expense was approximately $501,000 in 2003 and $33,000 in 2002. The future minimum annual lease payments required under the operating leases are as follows:

               2004                                        $203,000
               2005                                         186,000
               2006                                         180,000
               2007                                         117,000
               2008 and thereafter                           40,000
                                                           --------
                                                           $726,000
                                                           ========


       In March 2004, the sublease agreements were cancelled and replaced with lease agreements with the landlords.

       Production Agreements

       The Company has entered into production agreements with two bottling entities (the "copackers"). One of these agreements expires in 2007 and the other is month to month. At December 31, 2003, minimum annual purchase requirements under these contracts follow:

             2004                                       $  125,500
             2005                                          125,500
             2006                                          125,500
             2007                                           62,750
                                                        ----------
                                                        $  439,250
                                                        ==========

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003 AND
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.


9.     COMMITMENTS AND CONTINGENCIES, CONTINUED

       License Agreements

       In January 2003, the Company entered into an agreement with a corporation that owns the licensing rights to a consumer product trademark. The Agreement provides the Company with a three-year exclusive license to produce, market and sell flavored water bearing the trademark name in the United States and Canada. In consideration, the Company agreed to pay a royalty of four percent of invoice sales (net of shipping and sales taxes), payable each quarter. The agreement calls for a guaranteed minimum annual royalty fee of $40,000 in the first year, $120,000 in the second year, and $200,000 in the third year. The agreement may be renewed for three years if the Company meets minimum sales amounts under the agreement. Royalty expense for the year ended December 31, 2003 was $40,000.

10.    CONCENTRATIONS

       Credit Risk

       During 2003, the Company relied on three customers for approximately 40% of net sales. At December 31, 2003, accounts receivable from those customers totaled $14,743.

       During 2002, the Company relied on three customers for approximately 61% of sales. At December 31, 2002, accounts receivable from those customers totaled $13,820.

       Significant Suppliers

       The Company's largest suppliers accounted for approximately 95% of product purchases in 2003 and 70% in 2002. The Company is dependent on the ability of their suppliers to provide products on a timely basis and on favorable pricing terms. The loss of certain principal suppliers or a significant reduction in product availability from principal suppliers could have a material adverse effect on the Company. The Company believes that its relationships with suppliers are satisfactory.

       In January 2004, the Company commenced a plan to open its own bottling facilities. The first of these facilities is expected to start production in the second quarter of 2004. Approximately $2.3 million of equipment held for future use is anticipated to be used in this facility.

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003 AND
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.


11.    INCOME TAXES

       The Company uses the asset and liability approach to account for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax base using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

       The Company recported no income tax benefit or expense for 2003 or 2002.

       Significant components of the Company's deferred income tax assets and liabilities at December 31, 2003 are as follows:

               Deferred income tax assets:
                   Net operating loss carryforward                  $ 1,634,192
                   Allowances and reserves                              762,512
                   Accrued compensation                                  57,528
                                                                    -----------

               Total deferred income tax asset                        2,454,232
                                                                    -----------

               Deferred income tax liabilities:

                   Depreciation                                         107,019
                                                                    -----------

               Total deferred income tax liability                      107,019
                                                                    -----------

                                                                      2,347,213

                   Valuation allowance                               (2,347,213)
                                                                    -----------

               NET DEFERRED INCOME TAX ASSET                        $        --
                                                                    ===========

       The Company's tax benefit differs from the expected tax benefit for 2003 and 2002 (computed by applying the Federal corporate tax rate of 34% to income (loss) before taxes) as follows:

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003 AND
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.


11.    INCOME TAXES, CONTINUED


                                                                                 For the
                                                                                Period from
                                                        For the               August 20, 2002
                                                       Year Ended             (Inception) to
                                                    December 31, 2003        December 31, 2002
                                                    -----------------        -----------------
             Computed "expected" tax benefit          $  (2,150,931)             $  (196,282)
             Valuation allowance                          2,150,931                  196,282
                                                      -------------              -----------

             INCOME TAX (BENEFIT) EXPENSE                        --                      --
                                                      =============              ===========


       At December 31, 2003, the Company had a net operating loss carryforward of approximately $4.7 million for U.S. Federal Income tax purposes available to offset future taxable income expiring beginning 2022. The Company recorded a valuation allowance of $2,347,213 at December 31, 2003 to fully offset the deferred tax asset.

12.    SPIN OFF

       In December 2003, the Company's Board of Directors declared a dividend in the form of all of the common stock of American Distributing & Packaging, Inc. ("AD&P"). The distribution of the AD&P shares to the Company's shareholders is expected to occur in 2004.

       At December 31, 2003, AD&P had no assets or liabilities and had no revenues or significant expenses. Their only activity through December 31, 2003 was the development of its business plan.

       AD&P is expected to acquire assets and commence the sale of its products in 2004 before its shares are distributed to the Company's shareholders.

13.    SUBSEQUENT EVENTS

       Sales of Shares for Cash

       In February 2004, the Company sold 250,040 shares of its common stock. The net proceeds of this offering were $159,272.

       In March 2004, the Company sold 8,888,892 shares of its common stock, and warrants to purchase 4,444,446 common shares at $1.25 per shares and warrants to purchase 4,444,446 shares of common stock at $1.65 per share. The $1.65 warrants expire in February 2009 and the $1.25 warrants expire forty-five days after the registration of the shares and the warrants is effective. The net proceeds of this offering are $7,250,000. Of this amount, $3,410,000 was received in February 2004 and $3,840,000 will be received upon the Company's filing of a Registration statement related to this offering.

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003 AND
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.


13.    SUBSEQUENT EVENTS, CONTINUED

       New Customer

       In March 2004, the Company received an initial order from a national retail organization. This order is for about $600,000 of the Company's products which are to be shipped in April 2004.

       Consulting Agreement

       In January 2004, the Company entered into a consulting agreement with an entity that is controlled by the former wife of the chairman, chief executive officer, and majority shareholder of the Company. The agreement provides for special branded beverage products and advertising development. The agreement provides for the issuance of 100,000 shares of the Company's restricted common stock and a monthly payment of $10,000. The term of this agreement is 24 months.

       Operating Leases

       In 2004, the Company entered into three separate non-cancelable operating sublease agreements expiring at various dates through March 2008. The sublessor on these leases is an entity controlled by the former wife of the chairman, chief executive officer, and majority shareholder of the Company. The future minimum annual lease payments required under the operating leases are as follows:

                      2004                             $  350,000
                      2005                                317,000
                      2006                                325,000
                      2007                                208,000
                      2008                                211,000
                                                       ----------
                                                       $1,411,000
                                                       ==========

       Acquisition

       In the first quarter of 2004, the Company acquired an independent bottling company in Florida for cash of $135,000 and 200,000 shares of common stock.

14.    QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

       The following is a summary of the unaudited quarterly results for each of the calendar quarters in 2003 and 2002 (in thousands, except per share data).

                                                        Amounts in Thousands Except Per Share Data
                                                        ------------------------------------------
                                           March 31             June 30          September 30           December 31
                                         ------------         ------------       ------------           ------------
   2003:
       Net sales, as originally
         reported                        $        786         $        979         $      1,411                   --

       Fourth quarter adjustments                  --                   --         $       (864)                  --  (1)

       Net sales, as adjusted            $        786         $        979         $        547         $        352

       Gross profit                      $        342         $        414         $        648         $       (392) (2)

       Operating expenses                $      1,252         $        369         $      1,451         $      4,015

       Net loss, as adjusted             $       (776)        $       (229)        $       (957)        $     (4,364)

       Shares used in calculation          35,373,311           34,518,499           54,906,495           59,942,819

       Basic and diluted loss per
         share                           $     (0.022)        $     (0.007)        $ (0.017)            $     (0.073)

                   AMERICAN WATER STAR, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003 AND
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
      FOR THE PERIOD FROM AUGUST 20, 2002 (INCEPTION) TO DECEMBER 31, 2002.


14.    QUARTERLY FINANCIAL INFORMATION (UNAUDITED), CONTINUED

                                                        Amounts in Thousands
                                                       Except Per Share Data
                                                       ---------------------
                                                September 30          December 31
                                                ------------          -----------
    2002:
        Net sales                               $        203         $        255
        Gross profit                            $         88         $        110
        Total operating expense                 $        344         $        431
        Net loss                                $       (256)        $       (321)
        Basic and diluted loss per share        $      (0.02)        $      (0.02)
        Shares used in calculation                13,528,523           13,528,523


      (1) The Company adjusted net sales during the fourth quarter as a result of two product returns that occurred in the fourth quarter of 2003 and the first quarter of 2004. These product returns were related to sales invoices recorded during the third quarter ended September 30, 2003.

      (2) Negative gross profit in the fourth quarter of 2003 results from slotting and other promotional goods shipped.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by Section 78.751 of the Nevada General Corporation Law, our Articles of Incorporation provide for the indemnification by us of each of our directors to the fullest extent permitted by Nevada law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 25.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses relating to the registration of shares of common stock will be borne by the Company. These expenses, except the SEC registration fee, are estimated to be as follows*:

       SEC Registration fee.................................................       $8,960.13
       Accounting fees and expenses.........................................
       Legal fees and expenses..............................................
       Printing and engraving expenses......................................
       Registrar and transfer agent's fees..................................
       Miscellaneous fees and expenses......................................
                                                                               --------------
          Total.............................................................
                                                                               ==============

______________

    * The selling stockholders will pay any sales commissions or underwriting discounts incurred in connection with the sale of shares registered hereunder.

ITEM 26.      RECENT SALES OF UNREGISTERED SECURITIES

SECTION 4(2) AND/OR SECTION 3(B) OFFERINGS

         On October 1, 2003, the Company sold a total of 160,700 shares of its common stock to three accredited investors for the aggregate purchase price of $65,000 in reliance on Sections 4(2) and/or 3(b) of the Securities Act, based upon each investor's relationship to the Company, their accredited investor status, the amount of securities offered, and the size and manner of the offering. The shares are restricted against resale and may only be sold pursuant to Rule 144 or an effective registration statement.

         On October 6, 2003, the Company sold 71,450 shares of its common stock to one accredited investor for the purchase price of $25,000 in reliance on Sections 4(2) and/or 3(b) of the Securities Act, based upon his being the sole offeree, his relationship to the Company, his accredited investor status, the amount of securities offered, and the size and manner of the offering. The shares are restricted against resale and may only be sold pursuant to Rule 144 or an effective registration statement.

         On October 16, 2003, the Company sold a total of 271,450 shares of its common stock to two accredited investors for the aggregate purchase price of $75,000 in reliance on Sections 4(2) and/or 3(b) of the Securities Act, based upon each investor's relationship to the Company, their accredited investor status, the amount of securities offered, and the size and manner of the offering. The shares are restricted against resale and may only be sold pursuant to Rule 144 or an effective registration statement.

RULE 506 OFFERINGS

         On September 24, 2003, the Company commenced a private placement of units, each unit consisting of one share of common stock and one common stock purchase warrant at the purchase price of $0.35 per unit. Each warrant is exercisable for a period of two years from the date of purchase at the exercise price of $0.525. The offering closed on October 31, 2003, and the Company sold 1,487,640 Units totaling $520,675 to 35 accredited investors. The offering was conducted by the Company and no commissions were paid.

         On October 24, 2003, the Company exercised its rights under the Common Stock Purchase Agreement with SSJ Enterprises, LLC dated August 15, 2003, and terminated SSJ's right to purchase up to 8,000,000 shares of the Company's common stock at the purchase price of $0.25 per share in six tranches on the dates set forth in the Agreement. The Agreement provided SSJ with a 15 day grace period to purchase the shares on the dates and in the amounts set forth in the Agreement and should it fail to purchase such shares prior to the expiration of the grace period, its right to purchase the shares contained in that tranche and any remaining shares purchasable under the Agreement shall terminate. As of September 2, 2003, SSJ had purchased a total of 280,000 shares for the purchase price of $70,000 and failed to purchase the remaining shares under the first tranche prior to the expiration of the grace period.

         On November 14, 2003, the Company commenced a private placement of its common stock priced at a 30% discount to the closing bid price of the Company's common stock on the day of the investment by the purchaser. The private placement was conducted by the Company's Registered Sales Agent, Westcap Securities, Inc., and closed on January 31, 2004. The Company sold 940,573 shares totaling $810,610 to 65 accredited investors. The Company received a total of $692,390 after paying commissions, fees and costs of the offering. Under the terms of the Sales Agreement, in addition to its cash compensation, Westcap is entitled to receive shares of the Company's common stock equal to 8% of the number of Units sold by it. Westcap was issued 75,246 shares of restricted common stock.

         On January 15, 2004, the Company commenced a private placement of its common stock at the purchase price of 30% discount to the closing price (last trade price) posted on the OTC Bulletin Board on the date the investment amount was received by the Company. The offering closed on January 31, 2004, and the Company sold 220,350 shares to 13 accredited investors. The offering was conducted by the Company and no commissions were paid.

         On February 18, 2004, the Company consummated the issuance of (i) 8,888,892 newly-issued shares of the common stock, (ii) Unit Warrants to purchase 4,444,442 newly-issued shares of the Company's common stock, and (iii) Green Shoe Warrants to purchase 4,444,446 newly-issued shares of the Company's common stock, to a small number of institutional and other accredited investors, resulting in approximately $8 million in gross proceeds to the Company, prior to the exercise of the Warrants. Of such amount, $4,000,000 is held in escrow pending the filing by the Company of a registration statement in respect of the Shares and the shares of common stock underlying the Warrants. The effective price in the private placement was $.90 for each unit. Each unit consists of one Share of common stock, a Unit Warrant to purchase one-half of a share of common stock, and a Green Shoe Warrant to purchase one-half of a share of common stock. The unit purchase price was determined based on the fair market value of the Company's common stock as determined in good faith by the board of directors of the Company. The Unit Warrants have an exercise period of five years and an exercise price of $1.65 per share. The Green Shoe Warrants have an exercise period of 45 days following the effectiveness of the Registration Statement and an exercise price of $1.25 per share. The Unit Warrants are exercisable in cash, and, under certain circumstances, allow for cashless exercise, representing a potential $7.3 million in additional proceeds. The Green Shoe Warrants are exercisable in cash, and, under certain circumstances, allow for cashless exercise, representing a potential $5.6 million in additional proceeds. Assuming the Warrants are fully-exercised, the total gross proceeds of this offering are approximately $20.9 million. The Company has received a limited waiver from the subscribers in such private offering in respect of the Company's failure to have filed its Form SB-2 registration statement with the Commission by April 2, 2004. The Company acknowledges the liquidated damages obligations set forth in Section
11.4 of the related Subscription Agreement and will act in accordance with such section.

         The above sales were made in reliance upon the private offering exemptions contained in Rule 506 of Regulation D of the Act. Each investor represented that he/she/it was acquiring the securities for investment purposes only and not with a view to distribute. Each investor further represented that he/she/it (a) had such knowledge and experience in financial and business matters and was capable of evaluating the merits and risks of the investment,
(b) was able to bear the complete loss of the investment, and (c) had the opportunity to ask questions of, and receive answers from, the Company and its management concerning the terms and conditions of the offering and to obtain additional information. Each investor further represented to the Company that he/she/it was an "accredited investor" as such term is defined in Rule 501 of the Securities Act.

NOTE CONVERSIONS

         As of September 30, 2003, all purchasers of Convertible Promissory Notes issued by the Company pursuant to private placements conducted in 2002 and 2003 had converted the principal and accrued interest into shares of common stock, resulting in the issuance of 2,470,822 shares and the cancellation of debt in the amount of $731,685, consisting of principal and accrued interest. Camden Securities, Inc. ("Camden") received 114,214 shares as additional commission, which represented 10% of the number of shares issued upon conversion in connection with the offerings conducted by it. On October 4, 2003, the Company granted Camden a stock bonus of 200,000 shares for assisting it during the conversion process.

ISSUANCE OF SECURITIES FOR SERVICES OR IN SATISFACTION OF OBLIGATIONS

         On October 1, 2003, the Company issued 9,000 shares of restricted common stock to one person in consideration for services relating to the preparation of marketing material to be provided during the months of October, November and December 2003.

         On October 1, 2003, the Company issued 50,000 shares of restricted common stock to one person in consideration for financial representation services to be provided during the months commencing October 1, 2003 and ending February 4, 2004.

         On October 8, 2003, the Company issued a total of 8,500 shares of restricted common stock to three persons in exchange for services valued at $5,147.88.

         On October 9, 2003, the Company entered into a Consulting Agreement with MJ Holdings, Inc. ("MJ Holdings") under which MJ Holdings was issued 150,000 shares of restricted common stock as payment for its agreement to consult to the Company for a period of two years.

         On October 9, 2003, the Company entered into a Consulting Agreement with First Advisory LLC ("First Advisory") under which First Advisory was issued 150,000 shares of restricted common stock as payment for its agreement to consult to the Company for a period of two years.

         On November 1, 2003, the Company issued 120,000 shares of restricted common stock to one person in full consideration for investor relations services to be provided pursuant to an Independent Contractor Agreement commencing November 1, 2003 and ending on April 30, 2004.

         On November 17, 2003, Design to Print, Inc. agreed to accept 5,700 shares of the Company's restricted common stock in lieu of cash payment in the amount of $4,243 to be applied against an invoice, which amount represents one half of the total amount due thereunder.

         On February 3, 2004, the Company executed a Consulting Agreement with Alpine Capital Partners, Inc. ("Alpine") pursuant to which Alpine will assist the Company by conducting public relations work throughout the financial community commencing February 1, 2004 and running through February 1, 2007, and in partial consideration therefor, the Company issued Alpine 750,000 shares of its restricted common stock, and agreed to include those shares in the Company's next registration statement.

         Effective February 26, 2004, the Company issued 100,000 shares of its restricted common stock to D.A.M.E., Inc. ("D.A.M.E.") pursuant to a Consultant Agreement under which D.A.M.E. will be responsible for sourcing and developing advertising campaigns, trademark designs, slogans and artwork for the Company for a period of 24 months commencing January 1, 2004.

         On March 1, 2004, the Company issued 10,000 shares of its restricted common stock to one person in full consideration of services to be performed under a six month Consulting Agreement commencing on February 21, 2004, whereby he will develop artwork design for new labels and advertisement.

         On March 1, 2004, the Company issued 100,000 shares of its restricted common stock to one person in partial consideration of services to be performed under an Independent Consultant Agreement commencing February 21, 2004 and ending February 21, 2007, whereby he will develop artwork design for new labels and advertisement artwork.

         On March 1, 2004, the Company issued 100,000 shares of its restricted common stock to one person in partial consideration of services to be performed under an Independent Consultant Agreement commencing February 21, 2004 and ending February 21, 2007, whereby he will serve as a sales and marketing consultant for the Company's wholly-owned subsidiary, All-Star Beverages, Inc.

         Effective March 12, 2004, the Company issued 71,500 shares of its restricted common stock to one person pursuant to a Consultant Agreement under which he will promote the Company's products by participating in marketing programs throughout the United States and South America for a period of one year commencing January 1, 2004.

         On April 1, 2004, the Company granted options for the purchase of up to 1,000,000 shares of its common stock at an exercise price of $1.28 per share to an individual in connection with the execution of a 12-month Consultant Agreement. The options expire on the sooner of March 31, 2005, or 30 days following the termination of the Consultant Agreement.

         On April 12, 2004, the Company issued 280,000 shares of restricted common stock to one individual in full consideration for investor relations services to be provided pursuant to an Independent Contractor Agreement commencing May 1, 2004 and ending on April 30, 2005. This person's prior services agreement with the Company expired April 30, 2004.

         On April 16, 2004, the Company issued 350,000 shares of restricted common stock to one person in consideration of consulting services to be provided pursuant to an Consulting Agreement.

REDWOOD CONSULTANTS, LLC: ISSUANCE OF SECURITIES FOR SERVICES; WARRANT EXERCISE

         On July 21, 2003, the Company entered into a Consulting Agreement with Redwood Consultants, LLC ("Redwood") for a period ending January 20, 2004. Pursuant to the Agreement, the Company issued Redwood 100,000 shares of common stock as a non-refundable commencement bonus. Further, the Agreement provides for the issuance of 100,000 shares of common stock per month commencing August 21, 2003 along with a warrant to purchase 100,000 shares of common stock. As of the date of this Registration Statement, Redwood has been issued a total of 800,000 shares and warrants to purchase (i) 100,000 shares at the exercise price of $0.25, (ii) 100,000 shares at the exercise price of $0.50, and (iii) 100,000 shares at the exercise price of $0.75. The warrants are exercisable from the date of grant until December 31, 2004. The shares and the shares issuable upon warrant exercise are restricted against resale and carry piggy-back registration rights.

         On March 4, 2004, the Company entered into a new non-exclusive Consulting Agreement with Redwood for a period of thirty (30) months, whereby Redwood will become a financial and marketing consultant to the Company. The cost to Company for the services to be provided during the term of the Agreement will be $300,000, which amount will be earned at the rate of $10,000 per month. Per the Agreement, the Company paid the compensation due thereunder by immediately funding the exercise of the $1.00 and $2.00 warrants previously granted to Redwood. Per the Agreement, all shares issued upon exercise will be held in escrow by the Company and released to Redwood pursuant to the following vesting schedule: (1) the 100,000 shares issued upon exercise of the $1.00 warrants shall be released to Redwood at the rate of 10,000 shares per month for the first 10 months of the Agreement; and (2) the 100,000 shares issued upon exercise of the $2.00 warrants shall be released to Redwood at the rate of 5,000 shares per month for months 11 through 30 of the Agreement.

ISSUANCE OF SECURITIES FOR WARRANT EXERCISE

         At the year ended December 31, 2003, the Company had outstanding warrants to purchase up to 4,673,550 shares of its common stock with varying exercise prices, terms and conditions. The warrants were granted in connection with private placement unit offerings or in connection with services rendered or to be rendered to the Company under consulting contracts. Between January 23, 2004 and the date of this Registration Statement, 1,882,487 of those warrants had been exercised resulting in $746,063 cash proceeds to the Company and contract services valued at $300,000 to be provided by Redwood for a period of three years as described above.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         On December 27, 2002, the Company adopted a Stock Plan which includes a total of 10,000,000 shares of common stock for issuance pursuant to a stock award or pursuant to the exercise of options. The authority to determine the person to whom shares shall be issued or options shall be granted, the amount of such option, the exercise price and number of shares subject to each option, the time or times on which all or a portion of each option may be exercised, and certain other provisions of each option, shall be in the Board of Directors of the Company.

         On February 20, 2004, the Company granted a 200,000 share stock award under the Stock Plan to Roger Mohlman in consideration of his services to the Company during the years 2002 and 2003. In accordance with Section 5 of the Plan, the shares were issued pursuant to Mr. Mohlman's services as an executive officer of the Company, as described elsewhere in this Registration Statement.

         On February 20, 2004, the Company granted a 50,000 share stock award under the Stock Plan to Jerry Ludeman in consideration of his services to the Company during the year 2003. In accordance with Section 5 of the Plan, the shares were issued in connection with Mr. Ludeman's performance of services for the Company.

         In addition, the Stock Plan provides for the issuance of the Company's equity securities as compensation for consulting and/or legal services provided to the Company from time to time. The Company limits the recipients of stock issued pursuant to the Stock Plan to natural persons who performed bona-fide services to the Company which were not in connection with the offer or sale of securities in a capital-raising transaction, and which do not directly or indirectly promote or maintain a market for the Company's securities. All shares issued pursuant to the Stock Plan were registered with the Commission on Form S-8, as follows:


SEC REGISTRATION NUMBER     EFFECTIVE DATE OF       NUMBER OF SECURITIES      NUMBER OF SECURITIES REMAINING
                            REGISTRATION            ISSUED UNDER EQUITY       AVAILABLE FOR FUTURE ISSUANCE UNDER
                            STATEMENT               COMPENSATION PLAN         EQUITY COMPENSATION PLANS (EXCLUDING
                                                                              SECURITIES REFLECTED IN COLUMN (C))
(a)                         (b)                     (c)                       (d)
     333-85652                    04/05/02              4,900,000 (1)                      10,000
     333-87846                    05/08/02              1,995,000 (1)                      5,000
     333-103529                   02/28/03              4,997,500 (1)                      2,500

(1) Number of shares issued pursuant to these Registration Statements as of March 15, 2004. During the year ended December 31, 2003, 5,077,500 of these shares were issued to 15 persons who provide consulting or legal services to the Company.

SPIN-OFF OF WHOLLY-OWNED SUBSIDIARY, AMERICAN DISTRIBUTION AND PACKAGING, INC.

         On January 27, 2004, the Company announced that it would spin-off AD&P, a wholly-owned subsidiary of the Company, by distributing the capital stock of AD&P, on a one share for one share basis, to the Company's stockholders of record at March 15, 2004. The spin-off is intended to allow the Company to focus on the traditional bottled beverage market and to allow AD&P to focus on the bag box beverage market. The distribution of shares will take place once a registration statement is filed and declared effective by the Commission. As of the date of this Prospectus, no such registration has been effected.

ITEM 27.      EXHIBITS

NUMBER DESCRIPTION

-------------- ----------------------------------------------------------------------------------------------
NUMBER         DESCRIPTION
-------------- ----------------------------------------------------------------------------------------------
3.1            Articles of Incorporation (Exhibit 3.1 to the Company's Annual Report on Form 10-KSB filed on April 13, 2000 and incorporated by reference herein)
-------------- ----------------------------------------------------------------------------------------------
3.2            Certificate of Amendment to the Company's Articles of Incorporation (Exhibit 3.2 to the
               Company's Annual Report on Form 10-KSB filed on April 13, 2000 and incorporated by reference herein)
-------------- ----------------------------------------------------------------------------------------------

-------------- ----------------------------------------------------------------------------------------------
NUMBER         DESCRIPTION
-------------- ----------------------------------------------------------------------------------------------
3.3            Certificate of Change in Number of Authorized Shares Pursuant to NRS 78.209, which define the rights of holders of the equity securities being registered (Exhibit 4.3 of the
               Company's Report on Form S-8 filed on April 5, 2002 and incorporated by reference herein)
-------------- ----------------------------------------------------------------------------------------------
3.4            Certificate of Amendment to the Company's Articles of
               Incorporation changing the name of the Company and increasing its authorized common stock (Exhibit 3.2 of the Company's Quarterly
               Report on Form 10-QSB filed on May 20, 2000 and incorporated by reference herein)
-------------- ----------------------------------------------------------------------------------------------
3.5            Bylaws (Exhibit 3.3 of the Company's Annual Report on Form 10-KSB filed on April 13, 2000 and incorporated by reference herein)
-------------- ----------------------------------------------------------------------------------------------
3.6            Articles of Exchange completing the acquisition of American Distribution & Packaging, Inc.
               (Exhibit 3.6 of the Company's Annual Report on Form 10-KSB/A
               filed on April 22, 2003 and incorporated by reference herein)
-------------- ----------------------------------------------------------------------------------------------
3.7            Articles of Exchange completing the acquisition of All-Star Beverage, Inc. (Exhibit 3.7 of the Company's Annual Report on Form 10-KSB/A filed on April 22, 2003 and incorporated by reference herein)
-------------- ----------------------------------------------------------------------------------------------
4.1            Certificate of Designation of Series A Convertible Preferred Stock (Exhibit 4.4 of the
               Company's Registration Statement on Form S-8 filed on April 5,
               2002 and incorporated by reference herein)
-------------- ----------------------------------------------------------------------------------------------
4.2            Stock Plan (Exhibit 4.6 of the Company's Registration Statement on Form S-8 filed on
               February 28, 2003 and incorporated by reference herein)
-------------- ----------------------------------------------------------------------------------------------
4.3            Form of Subscription Agreement, dated February 18, 2004, by and among the Company and the investors a party thereto (Exhibit 4.1 of the Company's Report on
               Form 8-K filed on February 18, 2004 and incorporated by reference herein)
-------------- ----------------------------------------------------------------------------------------------
4.4            Form of Unit Warrant issued pursuant to the Securities Purchase Agreement, dated February
               18, 2004 by and among the Company and the investors a party thereto (Exhibit 4.2 of the
               Company's Report on Form 8-K filed on February 18, 2004 and incorporated by reference herein)
-------------- ----------------------------------------------------------------------------------------------
4.5            Form of Green Shoe Warrant issued pursuant to the Securities Purchase Agreement, dated
               February 18, 2004 by and among the Company and the investors a party thereto (Exhibit 4.3 of the Company's Report on Form 8-K filed on February 18, 2004 and incorporated by reference herein)
-------------- ----------------------------------------------------------------------------------------------
5.1            Form of opinion of Bryan Cave LLP regarding legality of common stock (to be filed by amendment)
-------------- ----------------------------------------------------------------------------------------------
10.1           Reserved
-------------- ----------------------------------------------------------------------------------------------
10.2           Reserved
-------------- ----------------------------------------------------------------------------------------------
10.3           Reserved
-------------- ----------------------------------------------------------------------------------------------
10.4           Reserved
-------------- ----------------------------------------------------------------------------------------------
10.5           Employment Agreement with Roger Mohlman (Exhibit 10.4 of the Company's Annual Report on Form
               10-KSB filed on April 16, 2003 and incorporated by reference herein)
-------------- ----------------------------------------------------------------------------------------------
10.6           Employment Agreement with Thomas F. Krucker (Exhibit 10.5 of the Company's Annual Report on
               Form 10-KSB filed on April 16, 2003 and incorporated by reference herein)
-------------- ----------------------------------------------------------------------------------------------
10.7           Trademark and Design License Agreement dated January 1, 2003 for the use of the Hawaiian
               Tropic name (Exhibit 10.6 of the Company's Annual Report on Form
               10-KSB filed on April 16, 2003 and incorporated by reference herein)
-------------- ----------------------------------------------------------------------------------------------
14.1           Code of Ethics and Business Conduct (Exhibit 14.1 of the
               Company's Annual Report on Form 10-KSB filed on April 14, 2004 and incorporated by reference herein)
-------------- ----------------------------------------------------------------------------------------------
21.1           Subsidiaries of the Company (Exhibit 21.1 of the Company's Annual Report on Form 10-KSB
               filed on April 14, 2004 and incorporated by reference herein)
-------------- ----------------------------------------------------------------------------------------------
23.2           Consent of Bryan Cave LLP (to be included in Exhibit 5.1) (to be filed by amendment)
-------------- ----------------------------------------------------------------------------------------------
23.1*          Consent of Kelly & Company
-------------- ----------------------------------------------------------------------------------------------

* Filed herewith.


ITEM 28.      UNDERTAKINGS

       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any additional or changed material information with respect to the plan of distribution.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on April 30, 2004.

                                 AMERICAN WATER STAR, INC.

                             By: /s/ ROGER MOHLMAN
                                 ---------------------------------------

                                 Roger Mohlman
                                 Chief Executive Officer, President,
                                 and Chief Financial Officer


       In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE             TITLE                   DATE

/s/ ROGER MOHLMAN                   Director             April 30, 2004
-------------------------------
Roger Mohlman

/s/ JERRY LUDEMAN                   Director             April 30, 2004
-------------------------------
Jerry Ludeman